  As filed with the Securities and Exchange Commission on March 9, 1999
                                                     Registration No. 333-48231
                                                                   333-48231-01
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------

                               BTI CAPITAL TRUST
        (Exact name of registrant as specified in its Trust Agreement)
                  Delaware
       (State or other jurisdiction of                  59-3500807
                                                        (I.R.S. Employer
       incorporation or organization)                 Identification No.)

                           BREED TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)
                  Delaware                                 22-2767118
       (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)
                            5300 Old Tampa Highway
                            Lakeland, Florida 33807
                                (941) 668-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                          Charles J. Speranzella, Jr.
                                 Vice Chairman
                           Breed Technologies, Inc.
                            5300 Old Tampa Highway
                            Lakeland, Florida 33807
                                (941) 668-6473
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  Copies to:
                                Mary A. Bernard
                                King & Spalding
                          1185 Avenue of the Americas
                           New York, New York 10036
                                (212) 556-2100

                               ----------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any state in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such state.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED MARCH 8, 1999

PROSPECTUS
                                  $250,000,000


                               BTI Capital Trust

          5,000,000 6.50% Convertible Trust Preferred Securities
       (Liquidation amount $50 per Convertible Trust Preferred Security) Guaranteed to the Extent Set Forth Herein by, and Convertible into Common Stock of,

                            Breed Technologies, Inc.

  This Prospectus relates to the resale from time to time of the 6.50% Convertible Trust Preferred Securities (the "Preferred Securities"), which represent preferred undivided beneficial interests in the assets of BTI Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust") and the shares of common stock, par value $.01 per share ("Common Stock"), of Breed Technologies, Inc., a Delaware corporation (the "Company"), issuable upon conversion of the Preferred Securities. The Preferred Securities were originally issued and sold (the "Original Offering") by the Trust in a private placement to the Initial Purchasers (as defined herein) on November 25, 1997 (the "Original Offering Date") and were simultaneously resold by the Initial Purchasers in transactions exempt from the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers to be qualified institutional buyers as defined in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Company owns all of the common securities of the Trust, which represent undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Preferred Securities and the Common Securities and investing the proceeds thereof in an equivalent amount of 6.50% Convertible Subordinated Debentures due 2027 (the "Convertible Debentures") of the Company in an aggregate principal amount equal to the aggregate liquidation amount of Trust Securities. The Convertible Debentures are unsecured, subordinated obligations of the Company as described herein. Upon an event of default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

  Each Preferred Security is convertible in the manner described herein, at the option of the holder thereof, into shares of the Company's Common Stock, at a conversion rate of 2.1973 shares of Common Stock for each Preferred Security (equivalent to $22.755 per share of Common Stock), subject to adjustment in certain circumstances. The Common Stock is listed on The New York Stock Exchange (the "NYSE") under the symbol "BDT." See "Description of the Preferred Securities--Conversion Rights." On March 5, 1999, the last reported sales price of the Common Stock on the NYSE was $4.50 share.

  Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 6.50% of the liquidation amount of $50 per Preferred Security, accruing from, and including, November 25, 1997 and payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 1998 (the "Distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities correspond to the interest rate and interest and other payment dates on the Convertible Debentures, which are the sole asset of the Trust. As a result, if principal and interest are not paid on the Convertible Debentures, no amounts will be paid on the Preferred Securities.

  The Preferred Securities, the Convertible Debentures, the Common Stock issuable upon conversion thereof and the associated Guarantee (as defined below) (collectively, the "Offered Securities") may be offered and sold from time to time by the holders named herein or in an accompanying supplement to this Prospectus (a "Prospectus Supplement") or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in a Prospectus Supplement. The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. No portion of the net proceeds from the sale of Offered Securities will be received by the Company or the Trust. The Company is responsible for payment of certain other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker/dealers, agents or underwriters that participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.
                                                        (continued on next page)

  SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE PREFERRED SECURITIES OFFERED HEREBY.

  APPLICATION WILL BE MADE TO LIST THE COMMON STOCK REGISTERED PURSUANT HERETO ON THE NEW YORK STOCK EXCHANGE

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY   OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

               The Date of this Prospectus is March   , 1999

(continued from cover page)

  The payment of Distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company (the "Guarantee") to the extent described under "Description of the Guarantee." The Guarantee covers payments of Distributions and other payments on the Preferred Securities only if and to the extent that the Trust has funds available therefor, which will not be the case unless the Company has made corresponding payments of interest or principal or other payments on the Convertible Debentures held by the Trust. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures, the Indenture (as defined herein) pursuant to which the Convertible Debentures are issued and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. See "Effect of Obligations Under the Convertible Debentures and the Guarantee" and "Description of the Guarantee."

  The Convertible Debentures are redeemable by the Company, in whole or in part, from time to time, on or after November 25, 2000 at the redemption prices specified herein, or at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems Convertible Debentures, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed at the redemption prices specified herein per Trust Security, plus accrued and unpaid Distributions thereon to the date fixed for redemption. The outstanding Preferred Securities will be redeemed upon maturity of the Convertible Debentures on November 15, 2027. In addition, upon the occurrence of a Special Event (as defined herein) arising from a change in laws or a change in legal interpretation regarding tax or investment company matters, unless the Convertible Debentures are redeemed in the limited circumstances described herein, the Trust shall be dissolved, with the result that the Convertible Debentures will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution. See "Description of the Preferred Securities--Mandatory Redemption," "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Debentures."

  In the event of the voluntary or involuntary dissolution, winding up or termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $50 plus accrued and unpaid Distributions thereon to the date of payment, unless, in connection with such dissolution, winding-up or termination of the Trust, the Convertible Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

  The obligations of the Company under the Guarantee rank (i) subordinate and junior in right of payment to all other liabilities of the Company except any liabilities that may be pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock, if any, issued from time to time by the Company, and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to the Common Stock. If the Company does not make principal or interest payments on the Convertible Debentures, the Trust will not have sufficient funds to redeem or make distributions on the Preferred Securities, in which event holders of the Preferred Securities would not be able to rely on the Guarantee for payment of such redemption or distributions until the Trust has sufficient funds available therefor. The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company. As of December 31, 1998, the aggregate Senior Indebtedness of the Company was approximately $907.2 million. The obligations of the Company under the Convertible Debentures are also effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Company's subsidiaries. As of December 31, 1998, the aggregate of such indebtedness and other liabilities, including trade payables, of the Company's subsidiaries was approximately $455.3 million.

  The Company has the right to defer payments of interest on the Convertible Debentures by extending the interest payment period on the Convertible Debentures at any time (so long as no Indenture Event of Default (as defined herein) has occurred and is continuing) for up to 20 consecutive quarters (each, an "Extension Period"); provided that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. If interest payments are so deferred, Distributions on the Preferred Securities will also be deferred. During any Extension Period, Distributions on the Preferred Securities will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of 6.50% per annum, compounded quarterly. Additionally, during any Extension Period, holders of Preferred Securities will continue to recognize interest income in the form of original issue discount ("OID") for United States federal income tax purposes in advance of receipt of cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. See "Description of the Convertible Debentures--Interest Income and Option to Extend Interest Payment Periods," "Risk Factors--Company Option to Extend Interest Payment Periods; OID Risk" and "United States Federal Income Taxation--Interest Income and Original Issue Discount."

  No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Trust. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the Offered Securities offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the Offered Securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication the information contained herein is correct as of any time subsequent to the date hereof.

                            TABLE OF CONTENTS

                                                                          Page
                                                                          ----
   Available Information.................................................   3
   Incorporation of Certain Documents by Reference.......................   4
   Risk Factors..........................................................   5
   The Company...........................................................  13
   Ratio of Earnings to Combined Fixed Charges and Preferred Stock
    Dividends............................................................  14
   Ratio of Earnings to Fixed Charges....................................  14
   The Trust.............................................................  15
   Use of Proceeds.......................................................  15
   Accounting Treatment..................................................  16
   Description of the Preferred Securities...............................  16
   Description of the Convertible Debentures.............................  35
   Description of the Guarantee..........................................  44
   Effect of Obligations Under the Convertible Debentures and the
    Guarantee............................................................  47
   Description of the Capital Stock......................................  48
   United States Federal Income Taxation.................................  51
   Selling Holders.......................................................  58
   Plan of Distribution..................................................  61
   Legal Matters.........................................................  62
   Experts...............................................................  62

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661-2511. Information regarding the operation of the public facilities of the Commission may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-3 (herein together with all amendments and exhibits thereto, called the "Registration Statement") under the Securities Act with respect to the Offered Securities. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and the Offered Securities, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission or on the Commission's web site. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete; with respect to any such document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  No separate financial statements of the Trust have been included herein. The Company does not believe that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Trust are, and will continue to be, owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing the Trust Securities, investing the proceeds thereof in the Convertible Debentures issued by the Company and engaging in only those other activities that are necessary or incidental thereto and (iii) the obligations of the Trust under the Trust Securities are fully and unconditionally guaranteed by the Company if and to the extent that the Trust has funds available to meet such obligations. See "The Trust," "Description of the Preferred Securities," "Description of the Convertible Debentures" and "Description of the Guarantee."

  The summaries of various agreements referred to in this Prospectus do not purport to be complete descriptions of such agreements and are subject to the detailed provisions contained in the various documents. Copies of forms of such agreements are available upon request from the Secretary of the Company.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission and are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended on October 1, 1998; (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998 and December 31, 1998; (c) the information set forth under the captions "2. Selected Historical Combined Financial Information of SRS" and "3. Management's Discussion and Analysis of Financial Condition and Results of Operations--SRS" in the Company's Current Report on Form 8-K filed on June 15, 1998; (d) the Company's Current Report on Form 8-K/A filed on January 13, 1998; (e) the Company's Current Reports on Form 8-K filed on August 31, 1998, September 4, 1998, September 18, 1998, September 21, 1998, November 5, 1998 and March 9, 1999 and (f) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on October 19, 1992.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Stuart Boyd, Esq., Vice President--Legal Affairs, Breed Technologies, Inc., 5300 Old Tampa Highway, P.O. Box 33050, Lakeland, Florida 33807, or by telephone at 941-668-6000.

                                 RISK FACTORS

  An investment in the Offered Securities involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus or incorporated by reference herein, in connection with an investment in the Offered Securities.

Risks Relating to the Company

  Substantial Leverage. The Company has been and will continue to be highly leveraged. The Company has indebtedness that is substantial in relation to its stockholders' deficit. As of December 31, 1998, the Company had outstanding approximately $907.2 million of total debt (excluding the Convertible Debentures) and approximately $61.6 million of stockholders' deficit. All of this debt is senior to the Convertible Debentures, the interest payments on which will provide the funds required for Distributions on the Preferred Securities. See "Risk Factors--Ranking of Subordinate Obligations Under the Guarantee and Convertible Debentures."

  The degree to which the Company is leveraged could have important consequences for the holders of the Preferred Securities (or Common Stock which may be acquired upon conversion), including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other purposes may be impaired; (iii) the Company's leverage may increase its vulnerability to economic downturns and limit its ability to withstand competitive pressures; and (iv) the Company's ability to capitalize on significant business opportunities may be limited.

  The ability of the Company to meet its debt service obligations and its obligations under the Convertible Debentures will depend on the future operating performance and financial results of the Company, which will be subject in part to factors beyond the Company's control. Although management believes that the Company's cash flow will be adequate to meet its interest and principal payments, there can be no assurance that the Company will continue to generate earnings in the future sufficient to cover its fixed charges. If the Company is unable to generate earnings in the future sufficient to cover its fixed charges (including its obligations under the Convertible Debentures) and is unable to borrow sufficient funds under its existing credit facilities or from other sources, it may be required to refinance all or a portion of its existing debt (including the Convertible Debentures) or to sell all or a portion of its assets. There can be no assurance that a refinancing would be possible, nor can there be any assurance as to the timing of any asset sales or the proceeds the Company could realize therefrom.

  Waiver of Potential Defaults under the Credit Facility; Need to Amend Credit Facility. On April 28, 1998, the Company entered into a $675.0 million credit facility. At December 31, 1998, the Company had an aggregate of $528.0 million of borrowings outstanding under the credit facility, which bore interest at a weighted average rate of 7.48% per annum at such date, and had aggregate borrowing availability thereunder of $54.4 million. Because the Company would have been in violation of the net worth covenant in the loan agreement relating to the credit facility as of December 30, 1998, the Company obtained a waiver of this covenant from the lenders that was effective from December 30, 1998 through February 12, 1999 (the "First Waiver"). Pursuant to the First Waiver, the maximum borrowing availability under the Company's revolving line of credit was decreased from $150.0 million (including letters of credit) to $110.0 million (including letters of credit).

  On February 11, 1999, the Company obtained a new waiver (the "Second Waiver") of such net worth covenant as well as a waiver of an event of default that existed due to the Company's failure to register certain securities as required under certain agreements to which it is a party. The Second Waiver is effective from February 13, 1999 through March 30, 1999. In connection with the Second Waiver, the maximum borrowing availability under the revolving line of credit was increased to $125.0 million (including letters of credit). As of February 15, 1999, the Company had an aggregate of $570.9 million of borrowings outstanding under the credit facility (including $82.9 million of revolver borrowings). Additionally, $15.6 million of letters of credit were outstanding under the revolving line of credit leaving an aggregate borrowing availability thereunder of $26.5 million. The Company paid the lenders fees aggregating $1.3 million in connection with the Second Waiver. The Company is not currently in violation of any covenants contained in the loan agreement.

  The Company is in the process of negotiating an amendment to the loan agreement relating to the net worth covenant and the existing event of default as well as certain other financial covenants. The Company is not currently in violation of these other financial covenants but anticipates that, to the extent such covenants are not amended, it will be in violation of the two provisions presently waived as of March 31, 1999 and certain other financial covenants by June 30, 1999. The Company anticipates that in connection with any such amendment, borrowing availability under the revolving line of credit will be restored to $150.0 million. Although the Company believes that it will be able to negotiate the necessary amendments with its lenders, there can be no assurance that it will be able to do so. Any amendment to the loan agreement must be approved by the lenders holding more that 50% of the commitments and borrowings outstanding under the credit facility. In the absence of a further waiver or an amendment to the loan agreement, after March 30, 1999, the lenders would be entitled to exercise all of their rights under the loan agreement including, without limitation, declaring all amounts outstanding under the credit facility immediately due and payable and/or exercising their rights with respect to the collateral securing the credit facility, which consists of, among other things, substantially all of the real and personal property of the Company and its subsidiaries.

  If the Company is unable to obtain a further waiver or amendment to the loan agreement, the Company may not have sufficient cash to meet its working capital, debt service and capital expenditure needs beyond March 30, 1999, in which case, the Company may be required to obtain financing from other sources. There can be no assurance that such financing will be available or, if available, that it will be on terms satisfactory to the Company. Consequently, the inability to obtain any such waiver, amendment or alternative financing would have a material adverse effect on the Company's financial condition and results of operations.

  Integration and Management of Acquired Businesses. Since August 1994, the Company has completed eleven acquisitions, including the acquisition of the safety restraint systems business ("SRS") of AlliedSignal Inc. ("AlliedSignal") on October 30, 1997 (the "SRS Acquisition"). The SRS Acquisition was significantly larger than any acquisition previously completed by the Company and represents a substantial increase in the scope of the Company's business. The Company has limited experience in the design, development, manufacture and sale of seat belt systems, which represent a significant portion of the SRS business. Pro forma for the SRS Acquisition, seat belt system sales would have accounted for 29.5% of the Company's fiscal 1998 net sales. There can be no assurance that the Company will be able to successfully integrate the operations of SRS or the other recently acquired businesses into the Company's operations. In particular, the Company may experience (i) difficulty in assimilating the operations and personnel of the acquired companies, (ii) disruption of the Company's ongoing business, (iii) the inability of management to maximize the financial and strategic position of the Company by the successful incorporation of acquired products or technologies into the Company's offerings, (iv) difficulty in the maintenance of uniform standards, controls, procedures and policies and (v) the impairment of relationships with employees and customers. In addition, the Company has committed to a plan to reposition and combine certain of the Company's manufacturing and sales and engineering facilities and, in connection with such plan, incurred a repositioning charge of $177.0 million during the three months ended December 31, 1997 (the "Repositioning Charge"). Any failure on the part of the Company to successfully implement its repositioning program or integrate and manage the operations of SRS or the other recently acquired businesses could have a material adverse effect on the Company's financial condition and results of operations. The Company has little or no history of operations on a combined basis with SRS or the other most recently acquired businesses.

  Risks Associated with Siemens Joint Venture. In December 1997 the Company and Siemens Aktiengesellschaft ("Siemens") agreed to form a joint venture, BSRS Restraint Systems International G.m.b.H & Co. KG ("BSRS"), pursuant to a joint venture agreement. When fully operational over the next several years,

BSRS is expected to assume the sales and marketing, as well as the research, development and engineering, functions for the Company's integrated occupant protection systems and components. As a result, because BSRS will employ the personnel responsible for such functions, the Company expects to substantially reduce its sale and marketing and research, development and engineering staff. In the event that BSRS is terminated, there can be no assurance that the Company will be able to rehire a sufficient number of such personnel and any inability to do so could have a material adverse effect on the Company. Further, all significant operating decisions regarding BSRS must be approved by Siemens and the Company. In the event of a deadlock regarding material operating decisions, either party may sell their interest in BSRS to the other or BSRS may be terminated. If the Company sells its interest in BSRS or BSRS is otherwise terminated, the Company will likely no longer have access to Siemens' expertise in sensors and electronics, which may materially adversely affect the Company's ability to develop next generation, intelligent, integrated occupant protection systems. Any failure to develop such systems would adversely affect the Company's competitive position and could have a material adverse effect on the Company's financial condition and results of operations.

  Pursuant to the joint venture agreement relating to BSRS, the Company and Siemens are required to fund the operations of BSRS pursuant to an operating budget to be agreed upon by the parties. The New Credit Facility and the Notes restrict the amount that the Company can invest in BSRS. The New Credit Facility limits the Company's investments in BSRS to $10.0 million in fiscal 1999 and 2000 and $15.0 million in each year thereafter provided that the Company may make investments in BSRS in excess of the specified amounts beginning in fiscal 2000 and thereafter if, after adding such specified amounts to consolidated fixed charges (as defined in the New Credit Facility), the Company is in compliance with the covenants in the New Credit Facility. Any inability to make sufficient investments in BSRS could have a material adverse effect on the operations of BSRS.

  Dependence on the Development of New Products. In recent years, automotive occupant protection systems have changed significantly, based on changes in government regulations, the demand by OEMs and consumers for improved systems and rapid advances in the technology underlying these systems. The Company believes that occupant protection systems will continue to change rapidly, with industry participants seeking to develop and introduce intelligent occupant protection systems that will be able to react differently to individual crash situations and to make improvements in other components of occupant protection systems. The Company believes that its future success will depend in part on its ability to enhance its existing products and to develop new products that meet changing government regulatory requirements and satisfy OEM and consumer requirements, particularly requirements for intelligent occupant protection systems. There can be no assurance that the Company will meet these objectives and any failure to do so could have a material adverse effect on the Company's financial condition and results of operations.

  Reliance on Major Customers. Pro forma for the SRS Acquisition, sales to Fiat, GM, Chrysler and Ford represented approximately 20%, 19%, 19% and 16%, respectively, of the Company's net sales during fiscal 1998. These customers are not committed to purchase any specified quantities of products from the Company and there can be no assurance that these customers will continue to purchase products from the Company at levels consistent with previous purchases. A significant decline in sales of the Company's products to these customers would have a material adverse effect on the Company's financial condition and results of operations.

  Effects of Likely Price Decreases. The Company anticipates that the prices of automotive occupant protection systems and components such as those sold by the Company will continue to decline over the next several years as a result of competitive pressures and OEM requirements. The Company's future profitability, therefore, will depend, among other things, on its ability to continue to reduce its per-unit costs and maintain a cost structure, internally and with its suppliers, that will enable it to offer competitive prices. There can be no assurance that the Company will be successful in doing so.

  Dependence on the Automotive Industry. Sales of products to the automotive industry have accounted for substantially all of the net sales of the Company. The automobile market is cyclical and dependent on general economic conditions. Future declines in car production in the United States or in markets outside the United States could have a material adverse effect on the Company's financial condition and results of operations. In addition, most of the Company's customers are unionized and may, from time to time, experience labor disruptions. Any disruption in production by the Company's customers could have an adverse effect on the Company's financial condition and results of operations.

  Government Regulation. The North American market for automotive occupant protection systems has been significantly affected by federal safety regulations and the Company believes that such regulations will continue to have a significant effect on this market. Specifically, the rapid installation of driver-side and passenger-side airbags was initially caused in the United States by federal safety regulations. Recently, there has been negative publicity concerning airbag performance, particularly the performance of passenger-side airbags, and it is possible that federal safety regulations will be revised in response to the concerns raised. It is difficult to predict the nature of any such regulatory changes or the impact of such changes on the Company's financial condition and results of operations.

  Product Liability. The sale of the Company's products entails an inherent risk of product liability claims. Although the Company maintains product liability insurance covering certain types of claims, the Company's policies are subject to substantial deductibles and there can be no assurance that the coverage limits of the Company's insurance policies will be adequate or that any particular loss will be covered. Such insurance can be expensive and in the future may not be available on acceptable terms, if at all. A successful claim brought against the Company not covered by the Company's insurance or resulting in a recovery in excess of its insurance coverage could have a material adverse effect on the Company's financial condition and results of operations.

  Warranty and Recall Exposure. The Company warrants to its OEM customers that its products are free from defects and that they meet certain OEM designated specifications. The OEMs in turn offer product warranties to the purchasers of vehicles. In some instances of common complaint, the automobile manufacturer will institute a vehicle recall or will be required by a governmental agency to conduct a recall. As a result, from time to time, the Company has received claims against it and requests for payment from its OEM customers to remedy complaints made by the purchasers of vehicles. There can be no assurance that the Company will not incur substantial warranty or recall expense in the future. Such complaints and the related expenses could have a material adverse effect on the Company's relationship with its OEM customers and its financial condition and results of operations.

  Potential Fluctuations in Quarterly Results. The Company's quarterly operating results may vary significantly depending on factors such as the timing of significant orders, the level of sales by automobile manufacturers, disruptions caused by labor disputes and the seasonal patterns of its customers, especially those located in Europe. A large portion of the Company's expenses are fixed and cannot be adjusted in response to a shortfall in quarterly revenues. There can be no assurance that the Company will operate profitably in any quarter.

  Long Lead Times for Sales. The Company typically competes for new business at the beginning of the development of new vehicle models and upon the redesign of existing models by its customers. New model development generally begins three to five years prior to the marketing of such models to the public. As a result of the relatively long lead times required for sales of automotive occupant protection systems and components, it may be difficult for the Company to obtain new sales to replace any unexpected decline in sales to existing customers. The failure of the Company to obtain new business for new models or to retain or increase business on redesigned existing models could adversely affect the Company's financial condition and results of operations.

  Competition. The markets for automotive occupant protection systems and components are highly competitive. Increased competition could result in price reductions and loss of market share, which would adversely affect the Company's financial condition and results of operations. Many of the Company's current and potential competitors have greater financial and other resources than the Company. There can be no assurance that the Company will be able to continue to compete successfully with its existing competitors or will be able to compete successfully with new competitors.

  Risks Associated with International Sales. Pro forma for the SRS Acquisition, international sales accounted for approximately 40% of the Company's net sales in fiscal 1998. The Company expects that international sales will continue to account for a significant portion of its business in the future. The Company's ability to compete effectively outside the United States will depend on its ability to develop the relationships and, if demand requires, additional facilities necessary to service international customers. In addition, the Company's financial results attributable to international sales may be affected by fluctuations in currency exchange rates, increases in duty rates, difficulties in obtaining export licenses, trade and tariff regulations, political instability, difficulties or delays in collecting accounts receivable and difficulties in staffing and managing international operations. Pro forma for the SRS Acquisition, sales in Asia accounted for approximately 4.1% of the Company's net sales for fiscal 1998. In recent months, certain Asian currencies have devalued significantly in relation to the United States dollar and financial markets in Asia have experienced significant turmoil. There can be no assurance that the Company's sales in Asia will not be materially adversely affected by such developments.

  Dependence on Key Personnel. The Company's success depends to a significant degree upon the continued contributions of its key personnel, and the loss of the services of such key personnel could have a material adverse effect on the Company and there can be no assurance that the Company would be able to find suitable replacements for such key personnel.

  Dependence on Suppliers. Certain key components used in the Company's products, such as restraints control modules and certain hybrid inflators, are currently purchased from single sources. In addition, the Company subcontracts the manufacture of certain of its subassemblies to third parties. The inability to obtain sufficient sources of components or subassemblies as required, or to obtain or develop alternative sources at competitive prices and quality if and as required in the future, could result in delays in product shipments or increase the Company's supply costs, either of which would adversely affect the Company's financial condition and results of operations.

  Patents and Proprietary Technology. The Company relies on a number of patents, trade secrets and non-disclosure agreements to protect its technology. There can be no assurance that any patents now or hereafter owned by the Company will afford protection against competitors that develop similar technology. In addition, upon expiration of such patents, competitors may develop and sell products based on technologies similar or equivalent to those currently covered by the Company's patents. In addition, the laws of some foreign countries do not protect the Company's patents and other proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent imitation of its products or technology, that the Company's proprietary information will not become known to competitors, that the Company can effectively protect its rights to unpatented proprietary information or that the Company's competitors will not independently develop products or technologies that are superior to the Company's products or technologies without infringing on the Company's intellectual property rights. Although the Company believes that its products and technology do not infringe on the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims in the future.

  Safety and Environmental Considerations. Sodium azide, which is used in the propellant for certain of the Company's inflators, is flammable and has exhibited toxicity in laboratory animal tests. In addition, the manufacture of propellant containing sodium azide, as well as primers used in certain of the Company's products, entails certain hazards. The Company's method of production limits the quantity of these energetic materials in process at any one time and utilizes certain safety measures. Notwithstanding these precautions, the Company has on occasion experienced fires and explosions at its manufacturing facilities. Although the Company's facilities and processes are designed in a manner intended to minimize risks associated with the use of energetic materials such as sodium azide and primers, there can be no assurance that the Company will not encounter additional incidents or safety issues relating to the use and manufacture of these energetic materials. The Company uses various hazardous and toxic substances in its manufacturing processes, including certain solvents, lubricants, sodium azide and other pyrotechnic materials. The inadvertent release of any of these materials into the environment could subject the Company to significant liability for clean-up costs or fines, which could have a material adverse effect on the Company's financial condition and results of operations. Additionally, the Company may be required to make significant expenditures to ensure that the Company's facilities and operations continue to satisfy environmental regulations and these regulations may change significantly in the future.

  Risks Relating to Year 2000. Based on recent assessments, the Company has determined that it will be required to modify or replace portions of its software and hardware so that its computer systems will properly utilize dates beyond December 31, 1999. The Company has also queried its important suppliers and customers that do not share information systems with the Company. To date, the Company is not aware of any Year 2000 problems of its suppliers and customers that would materially impact the Company's results of operations or financial condition. However, there can be no assurance that the Company's suppliers and customers will be Year 2000 compliant, and any such failure on their part could adversely impact the Company. During fiscal 1998, the Company incurred approximately $1.0 million of costs in connection with implementing its Year 2000 program. The Company estimates that it will spend an additional $6.0 million to complete its Year 2000 program. There can be no assurance that the cost to complete the Company's Year 2000 program will not materially exceed the Company's expectations. In addition, to the extent that any material Year 2000 problem is not remedied by the Company in a timely manner, such problem could have a material adverse effect upon the Company's results of operations and financial condition.

  Control of the Company by Principal Stockholders. As of February 16, 1999, Allen K. Breed and Johnnie Cordell Breed and certain trusts established for their benefit beneficially owned approximately 46.3% of the outstanding Common Stock of the Company. As of result, Mr. and Mrs. Breed are able to exercise control over the Company's affairs through their ability to elect all of the directors of the Company and control the vote on all matters requiring stockholder approval. There can be no assurance that the interests of Mr. and Mrs. Breed and those of the holders of the Offered Securities will not conflict.

Risks Relating to the Offered Securities

  Ranking of Subordinate Obligations Under the Guarantee and Convertible Debentures. The Company's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company and pari passu with the most senior preferred or preference stock issued, from time to time, if any, by the Company. The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. No payment of principal (including redemption payments, if any), or premium, if any, on the Convertible Debentures may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. At December 31, 1998, Senior Indebtedness, aggregated approximately $907.2 million. In addition, because a significant portion of the Company's operations are conducted through its subsidiaries and the subsidiaries have not guaranteed the payment of principal of and interest on the Convertible Debentures, all liabilities of such subsidiaries, including trade payables (which aggregated approximately $455.3 million at December 31, 1998), are effectively senior to the Convertible Debentures and the Guarantee. There are no terms in the Preferred Securities, the Convertible Debentures or the Guarantee that limit the Company's or any subsidiary's ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantee. See "Description of the Convertible Debentures" and "Description of the Guarantee--Status of the Guarantee."

  The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid Distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid Distributions with respect to the Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of the payment, to the extent the Trust has funds available therefor, or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, if the Company fails to make a payment under the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would be required to rely on the enforcement by (i) the Institutional Trustee of its rights as registered holder of the Convertible Debentures against the Company pursuant to the terms of the Convertible Debentures or (ii) such holder of its right against the Company under certain circumstances to enforce payments on the Convertible Debentures. See "--Enforcement of Certain Rights by Holders of Preferred Securities," "Description of the Guarantee" and "Description of the Convertible Debentures." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

  Enforcement of Certain Rights by Holders of Preferred Securities. If a Declaration Event of Default occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Convertible Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, to the fullest extent permitted by law, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal on the Convertible Debentures on the date such principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures. The Indenture provides that the Indenture Trustee shall give holders of the Convertible Debentures notice of all uncured defaults or events of default within 30 days after occurrence.

However, except in the case of a default or an event of default in payment on the Convertible Debentures, the Indenture Trustee is protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of the holders.

  Company Option to Extend Interest Payment Periods; OID Risk. The Company has the right under the Indenture to defer payment of interest on the Convertible Debentures by extending the interest payment period at any time (so long as no Indenture Event of Default has occurred and is continuing), and from time to time, on the Convertible Debentures. As a consequence of such an extension, quarterly Distributions on the Preferred Securities would be deferred (although such Distributions would continue to accrue thereon compounded quarterly) by the Trust during any such extended interest payment period. Such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarters, during which no interest shall be due and payable, provided that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. In the event that the Company exercises this right to defer interest payments, the Company has agreed, among other things, (a) not to declare or pay dividends on, or make a distribution with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock,
(ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) purchases or acquisitions of shares of the Company's Common Stock to be used in connection with acquisitions of the Company's Common Stock by stockholders pursuant to a dividend reinvestment plan or (v) stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is paid), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities--Distributions," "Description of the Convertible Debentures--Interest Income and Option to Extend Interest Payment Periods" and "United States Federal Income Taxation--Interest Income and Original Issue Discount."

  Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will continue to accrue income (as OID) in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for distributions of such amounts. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. The Company has no current intention of exercising its rights to defer payments of interest by extending the interest payment period on the Convertible Debentures. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. In that event, a holder that disposes of its Preferred Securities during an Extension Period might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. See "--Uncertainty with Respect to Trading Price" and "United States Federal Income Taxation--Interest Income and Original Issue Discount."

  Special Event Redemption or Distribution. Upon the occurrence of a Special Event, the Trust shall be dissolved, except in the limited circumstance described below, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In the case of a Special Event that is a Tax Event, in certain circumstances, the Company shall have the right to redeem the Convertible Debentures, in whole or in part, in lieu of a distribution of the Convertible Debentures by the Trust, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Debentures are redeemed by the Company. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

  Under current United States federal income tax law, a distribution of Convertible Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. Upon the occurrence of a Tax Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust."

  There can be no assurance as to the market prices for the Preferred Securities or the Convertible Debentures that may be distributed in exchange for the Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether in this Offering or in the secondary market, or the Convertible Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained in this Prospectus. See "Description of the Preferred Securities---Special Event Redemption or Distribution."

  Limited Voting Rights. Holders of Preferred Securities have limited voting rights and are not entitled to vote to appoint, remove, replace, or increase or decrease the number of Trustees, which voting rights are vested exclusively in the holder of the Common Securities. Prior to any conversion, holders of Preferred Securities do not have any voting rights with respect to the Common Stock of the Company. See "Description of the Preferred Securities."

  Uncertainty with Respect to Trading Price. The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. In addition, as a result of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided interest in the assets of the Trust) may be more volatile than other similar securities where the issuer does not have such right to defer interest payments. A holder who disposes of his or her Preferred Securities between record dates for payments of distributions thereon will be required to include in income accrued but unpaid interest on the Convertible Debentures through the date of disposition as ordinary income (i.e., OID) and to add such amount to his or her adjusted tax basis in his or her pro rata share of the underlying Convertible Debentures deemed disposed. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount" and "-- Sales of Preferred Securities."

                                  THE COMPANY

  The Company is a worldwide leader in the design, development, manufacture and sale of all of the components used in complete, integrated occupant protection systems and components. Its principal products include sensors, electronics and related software, airbag modules and inflators, seat belt systems and steering wheels. These products are used in over 400 vehicle models manufactured by over 45 automobile manufacturers ("OEMs"), including General Motors, Fiat, Ford, Chrysler, Suzuki and most of the other largest OEMs in the world.

  The Company's goal is to become the leading worldwide supplier of complete, integrated occupant protection systems, which consist of (i) sensors and electronics (including crash and occupant protection sensors, electronics and related software), (ii) airbag modules (consisting primarily of airbags and inflators), seat belt systems (including pretensioners and retractors) and
(iv) steering wheels. Since August 1994, the Company has completed eleven acquisitions. As a result of these eleven acquisitions, the Company has rapidly evolved from predominately the producer of a single product --
 electromechanical sensors ("EMS sensors") -- to a leading manufacturer of all of the components required for complete, integrated occupant protection systems.

  The Company was incorporated under the laws of the State of Delaware in 1986. The Company's principal executive offices are located at 5300 Old Tampa Highway, P.O. Box 33050, Lakeland, FL 33807-3050 and its telephone number is
(941) 668-6000.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

  The following table sets forth for the periods indicated the consolidated ratio of earnings to combined fixed charges and preferred stock dividends of the Company. For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings before income taxes and extraordinary item plus combined fixed charges and preferred stock dividends. Combined fixed charges and preferred stock dividends consist of interest expense, whether expensed or capitalized, amortization of debt issuance costs, an estimated portion of rental expense that is representative of the interest factor in such rentals and distributions on the Preferred Securities (which are calculated on the basis of the amount of pre-tax income required to pay such distributions).

              Year Ended June 30,               Pro Forma
        ------------------------------------   Year Ended     Six Months Ended
        1994    1995    1996    1997   1998   June 30, 1998   December 31, 1998
        -----   -----   -----   ----   ----   -------------   -----------------
        53.1x   92.7x   33.8x   2.0x   (1)         (1)               (2)

--------


(1) During fiscal 1998, the Company incurred repositioning, impairment and certain other special charges aggregating $387.1 million and, as a result, earnings were insufficient to cover combined fixed charges and preferred stock dividends by $418.9 million for fiscal 1998. On a pro forma basis, fiscal 1998 earnings were insufficient to cover combined fixed charges by $432.8 million.

(2) During the six months ended December 31, 1998, the Company's earnings were insufficient to cover combined fixed charges and preferred stock dividends by $61.1 million.

                    RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth for the periods indicated the consolidated ratio of earnings to fixed charges of the Company. For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and extraordinary item plus fixed charges. Fixed charges consist of interest expense, whether expensed or capitalized, amortization of debt issuance costs and an estimated portion of rental expense that is representative of the interest factor in such rentals.

              Year Ended June 30,               Pro Forma
        ------------------------------------   Year Ended     Six Months Ended
        1994    1995    1996    1997   1998   June 30, 1998   December 31, 1998
        -----   -----   -----   ----   ----   -------------   -----------------
        53.1x   92.7x   33.8x   2.0x   (1)         (1)               (2)

--------

(1) During fiscal 1998, the Company incurred repositioning, impairment and certain other special charges aggregating $387.1 million incurred during the three months ended December 31, 1997 and, as a result, earnings were insufficient to cover fixed charges by $408.9 million for fiscal 1998. On a pro forma basis, fiscal 1998 earnings were insufficient to cover fixed charges by $416.5 million.

(2) During the six months ended December 31, 1998, the Company's earnings were insufficient to cover fixed charges by $52.4 million.

                                   THE TRUST

  The Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement, dated as of October 17, 1997, as amended by the Amended and Restated Declaration of Trust dated as of November 25, 1997 (the "Declaration"), executed by the Company, as sponsor (the "Sponsor"), and certain of the trustees of the Trust (as described below) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 17, 1997. The Declaration has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). See "Description of the Preferred Securities." The Company has acquired all of the Common Securities of the Trust. The Trust exists for the exclusive purposes of
(i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

  The Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Pursuant to the Declaration, the number of trustees of the Trust is currently five: Wilmington Trust Company, as the institutional trustee (the "Institutional Trustee"), Wilmington Trust Company, as the Delaware trustee (the "Delaware Trustee"), and three individual trustees (the "Regular Trustees" and, together with the Institutional Trustee and the Delaware Trustee, the "Trustees"), who are, and any successor Regular Trustees must be, persons who are employees or officers of, or who are affiliated with, the Company. The Regular Trustees are initially Charles J. Speranzella, Jr., Fred J. Musone and Frank J. Gnisci, each of whom is an officer of the Company. The Institutional Trustee will act as the sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act until removed or replaced by the holder of the Common Securities. Wilmington Trust Company will also act as indenture trustee (the "Guarantee Trustee") under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. See "Description of the Guarantee" and "Description of the Convertible Debentures."

  The Institutional Trustee holds title to the Convertible Debentures for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Institutional Trustee has the power to exercise all rights, powers and privileges under the Indenture pursuant to which the Convertible Debentures are issued. In addition, the Institutional Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise for the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, has the right, subject to certain restrictions contained in the Declaration, to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees. The Company has agreed to pay all fees and expenses related to the Trust and the Offering of the Trust Securities. See "Description of the Convertible Debentures--Miscellaneous".

                                USE OF PROCEEDS

  The Selling Holders will receive all of the proceeds from any sale of the Offered Securities. Neither the Company nor the Trust will receive any proceeds from the sale of the Offered Securities.

  The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Preferred Securities."

  The place of business and the telephone number of the Trust are the principal executive offices and telephone numbers of the Company.

                             ACCOUNTING TREATMENT

  The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Preferred Securities shown as "Company-obligated Mandatorily Redeemable Convertible Preferred Securities of BTI Capital Trust holding solely Convertible Debentures."

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The Preferred Securities were issued pursuant to the terms of the Declaration. The Declaration has been qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, as Institutional Trustee, acts as indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, the Trust Act and the Trust Indenture Act.

General

  The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments are made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee holds title to the Convertible Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of Distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust out of money held by the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee is held by the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient available funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Convertible Debentures or (ii) if the failure of the Trust to pay distributions is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures, to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. See "--Declaration Events of Default" and "--Voting Rights."

Distributions

  Distributions on Preferred Securities are fixed at a rate per annum of 6.50% of the stated liquidation amount of $50 per Preferred Security. Distributions in arrears beyond the first date such Distributions are payable or would be payable, if not for any Extension Period or default by the Company on the Convertible Debentures, bear interest thereon at the rate per annum of 6.50% thereof, compounded quarterly. The term "Distribution" as used herein includes any such interest payable unless otherwise stated. The amount of Distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months.

  Distributions on the Preferred Securities are cumulative, accrue from the date of initial issuance and are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 1998, when, as and if available for payment. Distributions are made by the Institutional Trustee, except as otherwise described below.

  The Distribution rate and the Distribution payment dates and other payment dates for the Preferred Securities correspond to the interest rate and interest payment dates and other payment dates on the Convertible Debentures.

  Distributions on the Preferred Securities are made on the dates payable to the extent that the Trust has funds available for the payment of such Distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities are limited to payments received by the Trust from the Company pursuant to the Convertible Debentures. See "Description of the Convertible Debentures." The payment of Distributions out of monies held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee."

  Distributions on the Preferred Securities are payable to the holders thereof as they appear on the books and records of the Trust at the close of business on the relevant record dates, which, as long as the Preferred Securities remain in book-entry-only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such Distributions will be paid through the Institutional Trustee, who holds amounts received in respect of the Convertible Debentures in the Property Account for the benefit of the holders of the Trust Securities. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (the date on which Distributions are actually payable, a "Distribution Date"). The period beginning on, and including, the date of original issuance of the Preferred Securities, and ending on, but excluding, the first Distribution Date, and each successive period beginning on, and including, a Distribution Date, and ending on, but excluding, the next succeeding Distribution Date is herein called a "Distribution Period." A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Wilmington, Delaware are permitted or required by any applicable law or executive order to close.

  So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period from time to time on the Convertible Debentures for an Extension Period not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable; provided, that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. As a consequence of the Company's extension of the interest payment period, quarterly Distributions on the Preferred Securities would be deferred (though such Distributions would continue to accrue with interest thereon compounded quarterly since interest would continue to accrue on the Convertible Debentures) during any such Extension Period. In the event that the Company exercises its right to extend the interest payment period, then (a) the Company shall not declare or pay dividends on, or make any distribution or liquidation payment with respect to, or redeem, purchase or acquire any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) purchases or acquisitions of shares of the Company's Common Stock to be used in connection with the acquisition of the Company's Common Stock by stockholders pursuant to a dividend reinvestment plan or (v) stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is paid),
(b) the Company shall not make any payment of interest on or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) the Company shall not make any guarantee payment with respect to the foregoing (other than pursuant to the Guarantees). Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters; and provided further that no Extension Period may extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Convertible Debentures--Interest" and "Description of the Convertible Debentures--Interest Income and Option to Extend Interest Payment Periods." The Regular Trustees shall give the holders of the Preferred Securities notice of any Extension Period upon receipt of notice thereof from the Company. See "Description of the Convertible Debentures--Interest Income and Option to Extend Interest Payment Periods." If distributions are deferred as a result of an Extension Period, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

Conversion Rights

  General. The Preferred Securities are convertible at any time prior to the close of business on the Business Day immediately preceding the date of repayment of such Preferred Securities (or in the case of Preferred Securities called for redemption, prior to the close of business on the Business Day prior to the Redemption Date), whether at maturity or upon redemption, at the option of the holder thereof and in the manner described below, into shares of Common Stock at an initial conversion rate of 2.1973 shares of Common Stock for each Preferred Security (equivalent to a conversion price of $22.755 per share of Common Stock) (the "Initial Conversion Price"), subject to adjustment as described under "--Conversion Price Adjustments--General" and "--Conversion Price Adjustments--Fundamental Change" below.

  The Indenture Trustee has covenanted in the Indenture not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Institutional Trustee, as conversion agent (the "Conversion Agent"), by a holder of Preferred Securities. A holder of a Preferred Security wishing to exercise its conversion right must deliver an irrevocable notice of conversion, together, if the Preferred Security is held in certificated form, with such certificated Preferred Security, to the Conversion Agent, which shall, on behalf of such holder, exchange such Preferred Security for a portion of the Convertible Debentures and immediately convert such Convertible Debentures into Common Stock. Holders may obtain copies of the required form of the notice of conversion notice from the Conversion Agent. Procedures for converting book-entry Preferred Securities into shares of Common Stock will differ, as described under "--Book-Entry-Only Issuance--The Depository Trust Company."

  Accrued Distributions will not be paid on Preferred Securities that are converted, except that holders of Preferred Securities at the close of business on a Distribution record date will be entitled to receive the Distribution payable on such Preferred Securities on the corresponding Distribution Date notwithstanding the conversion of such Preferred Securities following such Distribution record date but prior to such Distribution Date, and when so surrendered for conversion, the Preferred Securities must be accompanied by payment of an amount equal to the Distribution payable on such Distribution payment date. Except as described above, no Distribution will be payable by the Company on converted Preferred Securities with respect to any Distribution Date subsequent to the date of conversion. Except as provided above, neither the Trust nor the Company will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid Distributions, whether or not in arrears, on Preferred Securities. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent.

  Shares of Common Stock issued upon conversion of Preferred Securities will be validly issued, fully paid and nonassessable. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the last reported sale price of Common Stock on the date such Preferred Securities are surrendered for conversion.

  Conversion Price Adjustments--General. The Initial Conversion Price is subject to adjustment (under formulae set forth in the Indenture) in certain events, including (a) the issuance of shares of Common Stock as a dividend or a distribution with respect to Common Stock, (b) subdivisions, combinations and reclassifications of Common Stock, (c) the issuance to all holders of Common Stock of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for shares of Common Stock at less than the then Current Market Price (as defined below) of the Common Stock, (d) the distribution to holders of Common Stock of (i) equity securities of the Company (other than Common Stock), (ii) evidences of indebtedness of the Company and/or (iii) other assets (including securities, but excluding (A) any rights or warrants referred to in clause (c) above, (B) any rights or warrants to acquire any capital stock of any entity other than the Company or any subsidiary of the Company, (C) any dividends or distributions in connection with the liquidation, dissolution or winding-up of the Company, (D) any dividends payable solely in cash that may from time to time be fixed by the Board of Directors of the Company and (E) any dividends or distributions referred to in clause (a) above), (e) distributions to all holders of Common Stock, consisting of cash, excluding (i) any cash dividends on Common Stock to the extent that the aggregate cash dividends per share of Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of Common Stock of the cash dividends paid on Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment of the conversion price pursuant to this clause (e) (as adjusted to reflect subdivisions or combinations of Common Stock), and (y) 15% of the Current Market Price of Common Stock for the trading day immediately prior to the date of declaration of such dividend, and (ii) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company or a redemption of any rights issued under a rights agreement; provided, however, that no adjustment shall be made pursuant to this clause (e) if such distribution would otherwise constitute a Fundamental Change (as defined below) and be reflected in a resulting adjustment described below, and (f) the consummation of a tender offer by the Company or any subsidiary of the Company for the Common Stock that involves an aggregate consideration that, together with (X) any cash and other consideration payable in respect of any tender offer consummated by the Company or a subsidiary of the Company for the Common Stock consummated within the 12 months preceding the consummation of such tender offer and (Y) the aggregate amount of all cash distributions (excluding any cash distributions referred to in (d) above) to all holders of the Common Stock within the 12 months preceding the consummation of such tender offer, exceeds 110% of the Company's market capitalization at the date of consummation of such tender offer. "Current Market Price" means the average of the daily closing prices for the ten consecutive trading days selected by the Company commencing not more than 20 trading days before, and ending not later than, the day in question.

  If any adjustment is required to be made as set forth in clause (e) above as a result of a distribution that is a dividend described in clause (e) above but exceeds the amount of the dividend permitted to be excluded pursuant to such subclause (i) of clause (e), such adjustment would be based upon the amount by which such distribution exceeds the amount permitted to be excluded. If an adjustment is required to be made as set forth in clause (e) above as a result of a distribution that is not such a dividend, such adjustment would be based upon the full amount of such distribution. If an adjustment is required to be made as set forth in clause (f) above, such adjustment would be calculated based upon the amount by which the aggregate consideration paid for the Common Stock acquired in the tender offer exceeds 110% of the Company's market capitalization at the date of consummation of such tender offer. In lieu of making such a conversion price adjustment in the case of certain dividends or distributions, the Company may provide that upon the conversion of the Preferred Securities the holder converting such Preferred Securities will receive, in addition to the Common Stock to which such holder is entitled, the cash, securities or other property which such holder would have received if such holder had, immediately prior to the record date for such dividend or distribution, converted its Preferred Securities into Common Stock.

  The Company from time to time may, to the extent permitted by law, reduce the conversion price of the Convertible Debentures (and thus, the conversion price of the Preferred Securities) by any amount selected by the Company for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Federal Income Taxation-- Conversion of Preferred Securities."

  No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holders of the Preferred Securities.

  Conversion Price Adjustments--Fundamental Change. In the event that the Company shall be a party to any transaction or series of transactions constituting a Fundamental Change, including, without limitation, (i) any recapitalization or reclassification of the Common Stock (other than a change in par value or as a result of a subdivision or combination of the Common Stock); (ii) any consolidation or merger of the Company with or into another entity as a result of which holders of Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock); (iii) any sale or transfer of all or substantially all of the assets of the Company constituting a Fundamental Change; or (iv) any compulsory share exchange, pursuant to any of which holders of Common Stock shall be entitled to receive other securities, cash or other property or assets, then appropriate provision shall be made so that the holders of all the Preferred Securities then outstanding shall have the right thereafter to convert such Preferred Securities only into (x) if any such transaction is a Non-Stock Fundamental Change (as defined below), the kind and amount of the securities, cash or other property or assets that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such Preferred Securities immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and (y) if any such transaction constitutes a Common Stock Fundamental Change (as defined below), shares of common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph. The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Common Stock, as the case may be, shall enter into a supplemental indenture with the Indenture Trustee, satisfactory in form to the Indenture Trustee and executed and delivered to the Indenture Trustee, the provisions of which shall establish such right. Such supplemental indenture shall provide for adjustments, which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as practical to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

  Notwithstanding any other provision in the preceding paragraphs, if any Fundamental Change occurs, the conversion price in effect will be adjusted immediately after that Fundamental Change as follows:

    (i) in the case of a Non-Stock Fundamental Change, the conversion price per share of Common Stock immediately following such Non-Stock Fundamental Change will be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and
  (B) the result obtained by multiplying (X) the greater of the Applicable Price (as defined below) and the then applicable Reference Market Price (as defined below) by (Y) a fraction, the numerator of which is $50 and the denominator of which is (I) the applicable Redemption Price for one Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or for the twelve-month periods commencing November 25, 1997,

  November 25, 1998 and November 25, 1999, the product of 106.50%, 105.20% and 103.90%, respectively, times $50) plus (II) any then-accrued but unpaid Distributions on one Preferred Security; and

    (ii) in the case of a Common Stock Fundamental Change, the conversion price per share of Common Stock will be the conversion price in effect immediately prior to the Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock (subject to certain limited exceptions) is shares of common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in the shares of common stock resulting from the Common Stock Fundamental Change) and (B) all of the Common Stock (subject to certain limited exceptions) shall have been exchanged for, converted into, or acquired for, shares of common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the conversion price per share of Common Stock immediately following the Common Stock Fundamental Change shall be the conversion price in effect immediately prior to the Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of the Common Stock Fundamental Change.

  The foregoing conversion price adjustments are designed, in "Fundamental Change" transactions where all or substantially all of the Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market ("NNM") (a "Non-Stock Fundamental Change," as defined herein), to increase the securities, cash or property into which each Preferred Security is convertible.

  In a Non-Stock Fundamental Change transaction where the initial value received per share of Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of the Preferred Securities but greater than or equal to the Reference Market Price, the conversion price will be adjusted as described above with the effect that each Preferred Security will be convertible into securities, cash or property of the same type received by the holders of Common Stock in such transaction but in an amount per Preferred Security equal to the amount indicated as the denominator as of the date of such transaction as set forth in clause (i) above with respect to conversion prices for Non-Stock Fundamental Changes.

  In a Non-Stock Fundamental Change transaction where the initial value received per share of Common Stock (measured as described in the definition of Applicable Price below) is lower than both the conversion price of a Preferred Security and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

  In a Fundamental Change transaction where all or substantially all the Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of Common Stock (subject to certain limited exceptions) consists of listed or NNM-traded common stock (a "Common Stock Fundamental Change," as defined herein), the foregoing adjustments are designed to provide in effect that (a) where Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price below) equals the value of the shares of Common Stock into which such Preferred Security was convertible immediately before the transaction (measured as aforesaid) and (b) where Common Stock is converted solely into such common stock, each Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Common Stock into which such Preferred Security was convertible before such transaction.

  In determining the amount and type of consideration received by a holder of Common Stock in the event of a Fundamental Change, consideration received by a holder of Common Stock pursuant to a statutory right of appraisal will be disregarded.

  "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash receivable by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the Current Market Price for one share of Common Stock on the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, on the date on which the holders of the Common Stock will have the right to receive such cash, securities, property or other assets.

  "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Company's Board of Directors) of the consideration received by holders of Common Stock (subject to certain limited exceptions) pursuant to such transaction consists of shares of common stock that, for the twenty consecutive trading days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM; provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities, or
(ii) the outstanding Preferred Securities continue to exist as Preferred Securities and are convertible into shares of common stock of the successor to the Company.

  "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change will be deemed to have occurred when substantially all of the Common Stock has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets but the adjustment shall be based upon the consideration that the holders of Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive such cash, securities, property or other assets.

  "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

  "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the Current Market Price of common stock received by holders of Common Stock in such Common Stock Fundamental Change on the record date for the determination of the holders of Common Stock entitled to receive such shares of common stock or, if there is no such record date, on the date upon which the holders of Common Stock shall have the right to receive such shares of common stock.

  "Reference Market Price" will initially mean $12.33 (which was 66 2/3% of the last reported sales price per share of Common Stock on the NYSE on the date of the Offering Memorandum used in connection with the Original Offering) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price will also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any adjustment will always be the same as the ratio of the initial Reference Market Price to the Initial Conversion Price of the Preferred Securities.

  Conversions of the Preferred Securities may be effected by delivering them to the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York.

  Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, result in constructive distributions that could be taxable as dividends under the Internal Revenue Code of 1986, as amended (the "Code") to holders of Preferred Securities or to the holders of Common Stock. See "United States Federal Income Taxation--Conversion of Preferred Securities."

Mandatory Redemption

  The Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Convertible Debentures or to the extent the Convertible Debentures are redeemed. The Convertible Debentures will mature on November 15, 2027 and are redeemable in whole or in part, from time to time, on or after November 25, 2000 (as described under "Description of the Convertible Debentures--Optional Redemption"). The Institutional Trustee shall simultaneously use the proceeds from any such redemption to redeem Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures redeemed by the Company at the redemption prices (expressed as a percentage of the liquidation amount) specified below for the twelve-month period commencing November 25, in the year indicated:

                                                                   Original
     Year                                                       Redemption Price
     ----                                                       ----------------
     2000......................................................      102.60%
     2001......................................................      101.30

    and 100% if redeemed on or after November 25, 2002.

plus, in each case, accrued and unpaid Distributions to the date set for redemption.

  Upon the redemption of the Convertible Debentures by the Company, in whole or in part, at any time in certain circumstances upon the occurrence of a Tax Event described under "--Special Event Redemption or Distribution," the Institutional Trustee shall simultaneously use the proceeds from such redemption to redeem Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures redeemed by the Company at a redemption price equal to 100% of the liquidation amount thereof plus accrued and unpaid Distributions (including Distributions with respect to Additional Interest (as defined herein) and Compound Interest (as defined herein), if any, on the corresponding Convertible Debentures so redeemed) to the date set for redemption (subject to the right of holders on the relevant record date to receive Distributions due on the applicable Distribution payment date that is on or prior to the redemption date).

  Holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of any redemption. In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "--Book-Entry-Only Issuance--The Depository Trust Company" below.

Special Event Redemption or Distribution

  As used herein, "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in, the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), in each case after the date of this Prospectus, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to income accrued or received on the Convertible

Debentures, (ii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest paid in cash by the Company to the Trust on the Convertible Debentures is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.

  As used herein, "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practicing under the Investment Company Act of 1940 (the "1940 Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act.

  If, at any time, a Tax Event or an Investment Company Event (in either case, a "Special Event") shall occur and be continuing, the Trust shall, except in the limited circumstances described below, be dissolved with the result that Convertible Debentures, with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Distribution rate of, with accrued and unpaid interest equal to accrued and unpaid Distributions on, and having the same record date for payment as, the Preferred Securities outstanding at such time, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust, on a pro rata basis within 90 days following the occurrence of such Special Event; provided, however, that such dissolution and distribution shall be conditioned on the Regular Trustees receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which No Recognition Opinion may rely on, among other things, published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures; and, provided, further, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that, in the sole judgment of the Company, has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Company has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Debentures, in whole or in part, for United States federal income tax purposes, even after the Convertible Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Regular Trustees, the Company shall have the right, upon not less than 30 nor more than 60 days' notice to the holders of the Preferred Securities, to redeem the Convertible Debentures, in whole or in part, at 100% of the principal amount thereof plus accrued and unpaid interest thereon for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption, Preferred Securities with an aggregate liquidation amount equal to the aggregate principal amount of Convertible Debentures so redeemed shall be redeemed by the Trust at the Redemption Price on a pro rata basis; provided, however, that if, at the time, there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that, in the sole judgment of the Company, has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption.

  After the date fixed for any distribution of Convertible Debentures upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Debentures to be delivered to the holders of the Preferred Securities upon such distribution and (ii) any certificates representing Preferred Securities not held by the securities depositary or its nominee will be deemed to represent beneficial interests in Convertible Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid Distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

  There can be no assurance as to the market prices either for the Preferred Securities or for the Convertible Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Debentures that the investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price the investor paid to purchase Preferred Securities.

Redemption Procedures

  The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid Distributions have been paid on all Preferred Securities for all quarterly Distribution Periods occurring on or prior to the date of redemption.

  If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, if the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Debentures by 12:00 noon New York City time on the redemption date, the Institutional Trustee will irrevocably deposit (i) with the Depository Trust Company ("DTC"), funds sufficient to pay the applicable Redemption Price on redemption of all Preferred Securities represented by the Global Certificates (as defined herein) and will give DTC irrevocable instructions and authority to pay such amount in respect of Preferred Securities represented by the Global Certificates and (ii) with the paying agent for the Preferred Securities, funds sufficient to pay the applicable Redemption Price in respect of any certificated Preferred Securities and will give such paying agent irrevocable instructions and authority to pay such Redemption Price to the holders of certificated Preferred Securities upon surrender of their certificates. See "--Book-Entry-Only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds are deposited as required, then immediately prior to the close of business on the date of such deposit Distributions will cease to accrue and all rights of holders of Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee, Distributions on such Preferred Securities will continue to accrue at the applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed as described below under "--Book-Entry-Only Issuance--The Depository Trust Company."

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

Subordination of Common Securities

  Payment of Distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that, if on any Distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any Distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Preferred Securities, all of such amount in respect of all outstanding Preferred Securities shall have been made or provided for, and all funds available to the Institutional Trustee shall first be applied to the payment in full in cash of all Distributions on, or the amount payable upon redemption of, Preferred Securities then due and payable.

  In the case of any Declaration Event of Default, the holders of Common Securities will be deemed to have waived any such Declaration Event of Default with respect to the Common Securities until all such Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will act solely on behalf of the holders of the Preferred Securities and not the holders of the Common Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

  In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each, a "Liquidation"), the holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities of the Trust, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Preferred Securities outstanding at such time have been distributed on a pro rata basis to the holders of the Preferred Securities.

  If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the holders of the Common Securities shall not be permitted to receive such distributions until such Declaration Event of Default has been cured.

  Pursuant to the Declaration, the Trust shall dissolve: (i) upon the bankruptcy of the Company or the holder of the Common Securities; (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or the Company, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Company or the holder of the Common Securities and the expiration of 90 days after the date of revocation without a reinstatement thereof; (iii) upon the entry of a decree of judicial dissolution of the holder of the Common Securities, the Company or the Trust; (iv) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof, including any Additional Interest and Compound Interest, shall have been paid to the holders thereof in accordance with the terms of the Trust Securities; (v) upon the distribution of Convertible Debentures upon the occurrence of a Special Event;
(vi) upon the distribution of the Common Stock to all Holders of the Trust Securities upon conversion of all outstanding Preferred Securities; or (vii) on November 15, 2027, the expiration of the term of the Trust.

Declaration Events of Default

  An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities, and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. In the event any Declaration Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of Common Securities. See "--Voting Rights." The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default.

  If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, any holder of Preferred Securities may, to the fullest extent permitted by law, directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), the Company acknowledges that a holder of Preferred Securities may then also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures without first (i) directing the Institutional Trustee to enforce the terms of the Convertible Debentures or
(ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid Distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid Distribution from the Trust. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

  Upon the occurrence of an Indenture Event of Default, the Institutional Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

  After the date for any distribution of Convertible Debentures upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Debentures to be delivered upon such distribution and (iii) any certificates representing Preferred Securities not held by the depositary or its nominee will be deemed to represent Convertible Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

Registration Rights

  The Company, the Trust and the Initial Purchasers entered into a Registration Rights Agreement dated November 25, 1997 (the "Registration Rights Agreement") pursuant to which the Company and the Trust agreed to file with the Commission, on or prior to March 19, 1998 (the "Required Filing Date"), a shelf registration statement (the "Shelf Registration Statement") on Form S-1 or Form S-3 to cover resales of Transfer Restricted Securities (as defined below) by the holders thereof. The Company further agreed to use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable following the filing thereof, but in any case no later than June 17, 1998 (the "Required Effectiveness Date") and to maintain the effectiveness thereof until two years after the date of the Original Offering Date or such earlier date as of which all the Transfer Restricted Securities have been sold pursuant to the Shelf Registration Statement. Notwithstanding the foregoing, the Company is permitted to prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement under certain circumstances and subject to certain conditions (any period during which offers and sales are prohibited being referred to as a "Suspension Period"). "Transfer Restricted Securities" means each Preferred Security and any underlying Convertible Debenture or Common Stock until the date on which such Preferred Security or underlying Convertible Debenture or Common Stock (i) has been effectively registered under the Securities Act and disposed of pursuant to the Shelf Registration Statement, (ii) is distributed to the public pursuant to Rule 144 under the Securities Act or (iii) may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any similar provisions then in force).

  If (i) the Shelf Registration Statement is not filed with the Commission prior to the Required Filing Date, (ii) the Shelf Registration Statement has not been declared effective by the Commission under the Securities Act on or prior to the Required Effectiveness Date or (iii) a Suspension Period is in effect then, in any such case referred to in clause (i), (ii) or (iii), a "Registration Default" shall have occurred. During such period as a Registration Default shall occur and until either the Shelf Registration Statement is declared effective or the Suspension Period is terminated, as the case may be, the Company will pay to each holder of Transfer Restricted Securities as liquidated damages ("Liquidated Damages") an amount equal to an additional one-quarter of one percent (25 basis points) per quarter, payable in arrears, with the first quarterly payment due on the first interest or Distribution date following the date on which such Liquidated Damages begin to accrue in respect of any Preferred Security that is a Transfer Restricted Security owned by such holder.

  Holders of Transfer Restricted Securities are required, among other things, to make certain representations to the Company and the Trust (as described in the Registration Rights Agreement) in connection with the Shelf Registration Statement pursuant to which such holder proposes to offer and sell Transfer Restricted Securities. The Company will provide to each holder of Transfer Restricted Securities copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Transfer Restricted Securities. A holder that proposes to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registrations Rights Agreement that are applicable to such a holder (including indemnification and contribution rights and obligations). The summary herein of certain provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement. The Company will provide a copy of the Registration Rights Agreement upon request.

  The Registration Statement of which this Prospectus forms a part constitutes the Shelf Registration Statement under the Registration Rights Agreement. The Company filed the Registration Statement on March 18, 1998. Because the Registration Statement had not been declared effective on or prior to June 17, 1998 as required under the Registration Rights Agreement, a Registration Default occurred thereunder and, consequently, the Company has been required to pay to each holder of Transfer Restricted Securities Liquidated Damages in accordance with the provisions of the Registration Rights Agreement. The Registration Statement was not declared effective on or prior to June 17, 1998 because the Commission was reviewing certain periodic reports previously filed by the Company. The Commission has now completed its review and the existing Registration Default will be cured on the date on which the Registration Statement is declared effective.

Voting Rights

  Except as described in this Prospectus and except as provided under the Trust Act and the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the Preferred Securities have no voting rights.

  Subject to the requirement of the Institutional Trustee's obtaining a tax opinion in certain circumstances set forth in the following paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available to the Institutional Trustee under the Indenture with respect to the Convertible Debentures, (ii) waive any past Indenture Event of Default and its consequences that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Convertible Debentures where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority in principal amount of Convertible Debentures (a "Super Majority") affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, any record holder of Preferred Securities may, to the fullest extent permitted by law, directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

  Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), the Company acknowledges that a holder of Preferred Securities may then institute a Direct Action for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. The Institutional Trustee shall, within 90 days, notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the Institutional Trustee, the Institutional Trustee, as holder of the Convertible Debentures, shall be under no obligation to take any action in accordance with the direction of the holders of Preferred Securities under clauses (i), (ii) or (iii) of the preceding paragraph unless the Institutional Trustee has obtained an opinion of independent tax counsel experienced in such matters to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes. The holders of a majority in aggregate outstanding principal amount of Convertible Debentures may annul any declaration of acceleration under the Indenture and waive any default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. In the case of the Convertible Debentures held by the Institutional Trustee on behalf of the Trust, a waiver of any default shall not be effective until a majority in liquidation amount of the Trust Securities shall have consented to such waiver; provided, however, that if the Indenture requires the consent of a Super Majority, such waiver shall be effective only if the holders of at least the proportion in liquidation amount of the Trust Securities that the relevant Super Majority represents of the aggregate principal amount of the Convertible Debentures outstanding so consent.

  In the event the consent of the Institutional Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any amendment, modification or termination under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in aggregate stated liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate principal amount of the Convertible Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the direction of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes the Trust will not be classified as other than a grantor trust.

  A waiver of an Indenture Event of Default constitutes a waiver of the corresponding Declaration Event of Default.

  Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information:
(i) the date of such meeting or the date by which such action is to be taken;
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Convertible Debentures in accordance with the Declaration.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

  The procedures by which holders of Preferred Securities represented by the Global Certificates may exercise their voting rights are described below. See "--Book-Entry-Only Issuance--The Depository Trust Company."

  Holders of the Preferred Securities have no right to appoint or remove any of the Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of the Common Securities.

Modification of the Declaration

  The Declaration may be modified and amended if approved by the Regular Trustees (and, in certain circumstances, the Institutional Trustee and/or the Delaware Trustee), except that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the holders of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

  Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for United States federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" that is required to be registered under the 1940 Act.

Merger, Consolidation or Amalgamation of the Trust

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or as otherwise set forth in the Declaration. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State provided, however, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to Distributions, assets and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee, in its capacity as the holder of the Convertible Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on the NNM, any national securities exchange or another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Guarantees and (viii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion of a nationally recognized independent counsel to the Trust and experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity) and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an "investment company" under the 1940 Act. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if, in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease, would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any Preferred Securities remain outstanding and are not held entirely by the Company, the Trust may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "--Special Event Redemption or Distribution."

Book-Entry-Only Issuance--The Depository Trust Company

  The Preferred Securities were issued in fully registered form. Except as provided below, Preferred Securities held by "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), are currently evidenced by one or more global certificates representing Preferred Securities (collectively, the "Restricted Global Certificate"), which has been deposited with DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee.

  Preferred Securities held by persons who acquired such Preferred Securities in compliance with Regulation S under the Securities Act ("Non-U.S. persons") are currently evidenced by one or more global certificates (collectively, the "Regulation S Global Certificate" and together with the Restricted Global Certificate, the "Global Certificates" or each individually, a "Global Certificate"), which has been registered in the name of a nominee of DTC for the accounts of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel").

  A QIB may hold its interest in the Restricted Global Certificate directly through DTC if such QIB is a participant in DTC, or indirectly through organizations that are participants in DTC ("Participants"). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Preferred Securities as represented by the Restricted Global Certificate.

  Beneficial interests in the Restricted Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Certificate only upon receipt by the Institutional Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or Rule 144A under the Securities Act and that the interest transferred will be held immediately thereafter through Euroclear or Cedel. Any beneficial interest in one of the Global Certificates will, upon transfer, cease to be an interest in such Global Certificate and become an interest in such other Global Certificate and, accordingly, thereafter will be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Certificate for as long as it remains such an interest.

  Investors may hold their interests in the Regulation S Global Certificate through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Investors also may hold such interests through organizations other than Euroclear or Cedel that are Participants in DTC. Euroclear and Cedel will hold interests in the Regulation S Global Certificate on behalf of their participants through customers' securities accounts in their respective names on the books of DTC. All interests in a Global Certificate, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear and Cedel also may be subject to the procedures and requirements of such systems.

  QIBs and Non-U.S. persons that are not Participants may beneficially own interests in a Global Certificate held by DTC only through Participants, including Euroclear and Cedel, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as the nominee of DTC is the registered owner of a Global Certificate, such nominee will be considered for all purposes the sole holder of the Global Certificate. Except as provided below, owners of beneficial interests in a Global Certificate will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders thereof.

  Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in Preferred Securities represented by a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

  DTC has advised the Company and the Trust as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

  Transfers between Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between Participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Preferred Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Preferred Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a Preferred Security by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction.

  Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Conversion and redemption notices shall be sent to DTC. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Participant in such Preferred Securities in accordance with its procedures.

  Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, DTC will not itself consent or vote with respect to the Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns DTC's consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

  Distributions on the Preferred Securities in the form of Global Certificates will be made to DTC. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trust nor any Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities in the form of physical certificates will be delivered in exchange for beneficial interests in each Global Certificate. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Preferred Securities.

  The information in this Section concerning DTC, Cedel, Euroclear and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

Information Concerning the Institutional Trustee

  The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any default that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Notwithstanding the foregoing, the holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action following a Declaration Event of Default. The Institutional Trustee also serves as Delaware Trustee and as trustee under the Guarantee and the Indenture.

Payment

  Payments in respect of the Preferred Securities represented by the Global Certificates will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, in the case of certificated Preferred Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register.

Registrar, Transfer Agent, Paying Agent and Conversion Agent

  The Institutional Trustee acts as Registrar, Transfer Agent, Paying Agent and Conversion Agent for the Preferred Securities. The Paying Agent initially is the Institutional Trustee, which is presently located in Wilmington, Delaware. The Paying Agent is permitted to resign as Paying Agent upon 30 days' written notice to the Trustees. In the event that the Institutional Trustee will no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

  The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

Governing Law

  The Declaration and the Preferred Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

  The Regular Trustees are authorized and directed to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that each of the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES

  Set forth below is a description of the specific terms of the Convertible Debentures in which the Trust has invested the proceeds from the initial issuance and sale of the Trust Securities. The Convertible Debentures have been qualified under the Trust Indenture Act. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, dated as of November 25, 1997 (the "Indenture") between the Company and Wilmington Trust Company, as trustee (the "Indenture Trustee"). Certain capitalized terms used herein are defined in the Indenture.

  Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

General

  The Convertible Debentures were issued as unsecured debt under the Indenture. The Convertible Debentures were limited in aggregate principal amount to approximately $257.7 million, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company in exchange for the Common Securities.

  The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compound Interest and Additional Interest, if any, on November 15, 2027.

  If Convertible Debentures are distributed to holders of Preferred Securities in liquidation of such holder's interest in the Trust, such Convertible Debentures will initially be issued in the form of one or more Global Securities (as defined below). As described herein under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

  There are no covenants or provisions in the Indenture that afford holders of Convertible Debentures protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect such holders.

Subordination

  The Indenture provides that the Convertible Debentures are subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Company. No payment of principal of (including redemption payments), premium, if any, or interest (including Additional Interest and Compound Interest) on, the Convertible Debentures may be made if (i) any Senior Indebtedness of the Company has not been paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived, or ceased to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. At December 31, 1998, Senior Indebtedness of the Company aggregated approximately $907.2 million. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on, all Senior Indebtedness of the Company must be paid in full before the holders of the Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of the Company then outstanding, the rights of the holders of the Convertible Debentures will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.

  The term "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) every obligation of the Company for money borrowed and (B) every obligation of the Company evidenced by securities, notes, debentures, bonds or other similar instruments including obligations incurred in connection with the acquisition of property, assets or businesses, (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction issued for the account of the Company, (v) all obligations of the Company in respect of derivative products, including interest rate swap, cap or other similar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Debentures and (2) any indebtedness between or among the Company and its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to (a) the Trust or a trustee of the Trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  In addition, because a significant portion of the Company's operations is conducted through its subsidiaries and the subsidiaries have not guaranteed the payment of and interest on the Convertible Debentures, all liabilities of such subsidiaries, including trade payables (which aggregated approximately $455.3 million at December 31, 1998), are effectively senior to the Convertible Debentures.

  The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company.

Optional Redemption

  The Company has the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after November 25, 2000 upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as a percentage of the principal amount of the Convertible Debentures), if redeemed during the twelve-month period commencing November 25 in the year indicated:

                                                                    Original
     Year                                                       Redemption Price
     ----                                                       ----------------
     2000......................................................      102.60%
     2001......................................................      101.30

    and 100% if redeemed on or after November 25, 2002.

plus, in each case, accrued and unpaid interest, including Additional Interest and Compound Interest, if any, to, but not including, the date set for redemption.

  The Company may also redeem the Convertible Debentures, in whole or in part, at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities-Special Event Redemption or Distribution" at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest, including Additional Interest and Compound Interest, if any, to the date set for redemption (subject to the rights of holders of record on the relevant record date to receive interest due on an Interest Payment Date (as defined below) that is on or prior to the redemption date).

  If a partial redemption of the Preferred Securities resulting from a partial redemption of the Convertible Debentures would result in the delisting of the Preferred Securities, the Company may only redeem Convertible Debentures in whole.

Interest

  Each Convertible Debenture bears interest at the rate of 6.50% per annum from the original date of issuance, payable quarterly in arrears on February 15, May 15, August 15 and November 15 (each, an "Interest Payment Date"), commencing February 15, 1998 to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Convertible Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the Interest Payment Date.

  The amount of interest payable for any period is computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Periods

  So long as no Indenture Event of Default has occurred and is continuing, the Company has the right at any time, and from time to time, during the term of the Convertible Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters with respect to each Extension Period; provided, that no Extension Period may extend beyond the maturity of the Convertible Debentures, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (including any Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compound Interest"); provided, further, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, or make any distribution or liquidation payment with respect to, or redeem, purchase or acquire any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) purchases or acquisitions of shares of the Company's Common Stock to be used in connection with acquisitions of the Company's Common Stock by stockholders pursuant to a dividend reinvestment plan, or (v) stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is paid),
(b) the Company shall not make any payment of interest on or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Convertible Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantees). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period together with all previous and further extensions thereof may not exceed 20 consecutive quarters; and provided further that no Extension Period may extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest shall be due and payable during an Extension Period. There could be multiple Extension Periods of varying lengths throughout the terms of the Convertible Debentures. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Institutional Trustee shall be the sole holder of the Convertible Debentures, the Company shall give the Regular

Trustees, the Indenture Trustee and the Institutional Trustee written notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would be payable, if not for such Extension Period or (ii) the date the Regular Trustees are required to give notice to any applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such Distribution would be payable if not for such Extension Period, but in any event not less than one Business Day prior to such record date. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Convertible Debentures, the Company shall give the holders of the Convertible Debentures and the Indenture Trustee written notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to any applicable self-regulatory organization or to holders of the Convertible Debentures on the record or payment date of such related interest payment.

Additional Interest

  If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Convertible Debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or governmental charges been imposed.

Conversion of the Convertible Debentures

  The Convertible Debentures are convertible into Common Stock at the option of the holders of the Convertible Debentures at any time prior to 5:00 P.M. (Eastern time) on the Business Day immediately preceding the date of repayment of such Convertible Debentures, whether at maturity or upon redemption (or, in the case of Convertible Debentures called for redemption, the close of business or the Business Day prior to the Redemption Date), at the Initial Conversion Price subject to the conversion price adjustments described under "Description of the Preferred Securities--Conversion Rights." The Trust has agreed not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of a Preferred Security to the Conversion Agent for conversion, the Trust will distribute Convertible Debentures to the Conversion Agent on behalf of the holder of the Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures to Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Trust (which will distribute such interest to the converting holder of such Preferred Security on the record date) or other holder of Convertible Debentures, as the case may be, despite such conversion; provided, further that if any Convertible Debenture is delivered for conversion during an Extension Period by a holder after receiving a notice of redemption from the Institutional Trustee, the Company shall be required to pay to the Trust all accrued and unpaid interest, if any, on such Convertible Debenture through the date of conversion, which amount shall be simultaneously distributed to the holders of the Preferred Securities in respect of which such Convertible Debentures were delivered. See "--Optional Redemption," "Description of the Preferred Securities--Conversion Rights" and "Description of the Preferred Securities--Mandatory Redemption."

Certain Covenants

  In the Indenture, so long as any Convertible Debentures are outstanding, if
(i) there shall have occurred and be continuing any event that with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, or (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay dividends on, or make any distribution or liquidation payment with respect to, or redeem, purchase or acquire any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) purchases or acquisitions of shares of the Common Stock to be used in connection with acquisitions of the Common Stock by shareholders pursuant to a dividend reinvestment plan, or (v) stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is paid), (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantees).

  The Company has covenanted (i) to maintain, directly or indirectly, 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) as issuer of the Convertible Debentures, not to voluntarily terminate, wind-up or liquidate the Trust, except in connection with (a) a distribution of Convertible Debentures to the holders of the Trust Securities in liquidation of the Trust or (b) certain mergers, consolidations or amalgamations permitted by the Declaration,
(iii) to use its reasonable efforts (a) to cause the Convertible Debentures to continue to be classified as indebtedness of the Company for United States federal income tax purposes, and (b) to cause the Trust to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Consolidation, Merger and Sale of Assets

  The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety unless (a) if the Company is not the survivor, the successor is a corporation organized under the laws of a State of the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Convertible Debentures issued under the Indenture and the performance or observance of every other covenant of the Indenture on the part of the Company, (b) immediately thereafter no Indenture Event of Default and no event which, after notice or lapse of time, or both, would become an Indenture Event of Default, shall have occurred and be continuing and (c) the Company shall have delivered to the Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture required pursuant to such transaction, comply with the terms of the Indenture and that all conditions precedent provided for therein relating to such transaction have been complied with. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Convertible Debentures.

Indenture Events of Default

  The Indenture provides that any one or more of the following described events that has occurred and is continuing constitutes an Indenture Event of Default with respect to the Convertible Debentures: (i) failure for 30 days to pay interest on the Convertible Debentures, including any Additional Interest and Compound Interest in respect thereof, when due; provided, however, that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Additional Interest and Compound Interest) for this purpose; or (ii) failure to pay principal of or premium, if any, on the Convertible Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or (iii) failure to observe or perform, or breach of, in any material respect, any other covenant or agreement contained in the Indenture that shall not have been remedied for a period of 90 days after notice to the Company by the Indenture Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures; or (iv) failure by the Company to deliver shares of Common Stock upon an election by a holder of Preferred Securities to convert such Preferred Securities; or (v) the dissolution, winding-up or termination of the Trust, except in connection with (A) the distribution of Convertible Debentures to the holders of Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Preferred Securities and (B) certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events of bankruptcy, insolvency or reorganization of the Company.

  The Indenture provides that the Indenture Trustee may withhold notice to the holders of the Convertible Debentures (except notice relating to any default in the payment of principal, premium, if any, or interest on, the Convertible Debentures) if the Indenture Trustee considers it in the interest of such holders to do so.

  The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures may declare the principal of and interest on the Convertible Debentures due and payable immediately on the occurrence of an Indenture Event of Default; provided, however, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Debentures may, under certain circumstances, rescind and annul such acceleration if all Indenture Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "--Modifications and Amendments of the Indenture."

  Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), the Company acknowledges that, in such event, a holder of Preferred Securities may then institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (premium, if any, on) or interest on the Convertible Debentures held by the Trust or the Institutional Trustee, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payment made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

  The holders of not less than a majority in principal amount of the outstanding Convertible Debentures may on behalf of the holders of all the Convertible Debentures waive any past default and its consequences except (a) a default in payment of the principal of (or premium, if any) or interest (including Additional Interest and Compound Interest) on any Convertible Debentures and (b) a default in respect of a covenant or provision of the Indenture that cannot be amended or modified without the consent of the holder of each Convertible Debenture; provided, however, that if the Convertible Debentures are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; and provided, further, that if the consent of the holder of each outstanding Convertible Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

  A default under any other indebtedness of the Company would not constitute an Indenture Event of Default.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Indenture Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Debentures, unless such holders shall have offered to the Indenture Trustee reasonable indemnity against expenses and liabilities. Subject to such provisions for the indemnification of the Indenture Trustee and subject to any rule of law, the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee.

  No holder of any Convertible Debenture has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless
(i) such holder shall have previously given to the Indenture Trustee written notice of a continuing Indenture Event of Default, (ii) if the Trust is not the sole holder of Convertible Debentures, the holders of not less than 25% in aggregate principal amount of the Convertible Debentures then outstanding shall also have made a written request to the Indenture Trustee, (iii) such holder has offered reasonable indemnity to the Indenture Trustee to institute such proceeding as Indenture Trustee, (iv) the Indenture Trustee shall have failed to institute such proceeding within 60 days of such notice, and (v) the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Debentures a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a Convertible Debenture for enforcement of payment of the principal of or interest on such Convertible Debenture on or after the respective due dates set forth in such Convertible Debenture.

  The Indenture requires the Company to file annually with the Indenture Trustee and the Institutional Trustee a certificate as to the absence of certain defaults and whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

Modifications and Amendments of the Indenture

  The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Debentures, to modify the Indenture or the rights of the holders of Convertible Debentures; provided, however, that no such modification shall, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (i) change the stated maturity of the Convertible Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium, if any, on the Convertible Debentures payable in any coin or currency other than that provided in the Convertible Debentures, or impair or affect the right of any holder of Convertible Debentures to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, or adversely affect the right to convert Convertible Debentures or the subordination provisions of the Indenture in a manner adverse to the holders of Convertible Debentures, (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Debentures, for which the consent of the holders is required for any such modification or (iii) modify any provision of the Indenture with respect to (A) modification of the Indenture or (B) waiver of defaults except under certain limited circumstances. If Convertible Debentures are held by the Trust or a trustee thereof, a supplemental indenture requiring such consent will not be effective until the holders of a majority in liquidation amount of the Trust Securities shall have consented to such supplemental indenture; provided, that if the consent of the holders of each outstanding Convertible Debenture is required, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture. As a result of these pass-through voting rights with respect to modifications to the Indenture, no modification thereto shall be effective until the holders of a majority in liquidation amount of the Trust Securities consent to such modification and no modification described in clauses (i) or (ii) shall be effective without the consent of each holder of Preferred Securities and each holder of Common Securities.

  In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Convertible Debentures, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.

Satisfaction and Discharge

  The Indenture provides that when, among other things, all Convertible Debentures not previously delivered to the Indenture Trustee for cancellation
(i) have become due and payable or (ii) will become due and payable at their stated maturity within one year, and the Company deposits or causes to be deposited with the Indenture Trustee trust funds, in trust, for the purpose of, and in an amount sufficient for, payment and discharge of the entire indebtedness on the Convertible Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal (and premium, if any) and interest and any Compound Interest and Additional Interest to the date of the deposit or to the maturity of the Convertible Debentures or the Redemption Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

Book-Entry and Settlement

  If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the same form as the Preferred Securities that such Convertible Debentures replace. Any Preferred Securities evidenced by a Global Certificate will be replaced by Convertible Debentures in the form of one or more global certificates (each, a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below under "--Discontinuance of the Depositary's Services," Convertible Debentures represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as described below under "--Discontinuance of the Depositary's Services," owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Convertible Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

The Depositary

  If Convertible Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interest in the Trust, DTC will act as securities depositary for the Convertible Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry-Only Issuance--The Depository Trust Company." As of the date of this Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities in the form of Global Certificates apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

  None of the Company, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary's Services

  Each Global Security shall be exchangeable for a Convertible Debenture registered in the names of persons other than the depositary or its nominee only, if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

Governing Law

  The Indenture and the Convertible Debentures are governed by, and construed in accordance with, the internal laws of the State of New York.

Information Concerning the Indenture Trustee

  The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any holder of Convertible Debentures, unless offered reasonable security or indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Indenture Trustee also serves as the Institutional Trustee and Delaware Trustee under the Declaration and the Guarantee Trustee under the Guarantee.

Miscellaneous

  The Indenture provides that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Convertible Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses is fully and unconditionally guaranteed by the Company.

                         DESCRIPTION OF THE GUARANTEE

  Set forth below is a summary of the material terms and provisions of the Guarantee that has been executed and delivered by the Company for the benefit of the holders of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act. The Guarantee has been qualified under the Trust Indenture Act. Wilmington Trust Company, as the Guarantee Trustee, holds the Guarantee for the benefit of the holders of the Preferred Securities. Any references in this Prospectus to the "Guarantees" shall mean both the Guarantee and the guarantee with respect to the Common Securities.

General

  Pursuant to and to the extent set forth in the Guarantee, the Company has agreed, irrevocably and unconditionally, to pay in full to the holders of the Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid Distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor,
(ii) the Redemption Price with respect to any Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Preferred Securities or the redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities upon the liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amount by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities from the time of issuance of such Preferred Securities but does not apply to any payment of Distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Convertible Debentures, the Trust will not pay Distributions on the Preferred Securities and will not have funds available therefor. See "Description of the Convertible Debentures." The Guarantee, when taken together with the Company's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

  The Company has also agreed, irrevocably and unconditionally, to guarantee the obligations of the Trust with respect to the Common Securities to the same extent as the Guarantee for the Preferred Securities, except that upon an Indenture Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of the Company

  In the Guarantee, the Company has covenanted that so long as any Preferred Securities remain outstanding, if (i) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default or a Declaration Event of Default, then the Company shall not (a) declare or pay dividends on, or make a distribution or liquidation payment with respect to, or redeem, purchase or acquire any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) purchases or acquisitions of shares of the Company's Common Stock to be used in connection with acquisitions of the Company's Common Stock by shareholders pursuant to a dividend reinvestment plan or (v) stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is paid), (b) make any payment of interest on or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities of the Company (including guarantees) that rank pari passu with or junior to the Convertible Debentures, or (c) make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantees).

  As part of the Guarantee, the Company has agreed that it will honor all obligations described therein relating to the conversion of the Preferred Securities into Common Stock as described in "Description of the Preferred Securities--Conversion Rights."

Modification of the Guarantee; Assignment

  Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of all the outstanding Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described under "Description of the Convertible Debentures--Consolidation, Merger and Sale of Assets," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Preferred Securities then outstanding. All guarantees and agreements contained in the Guarantee shall bind the permitted successors, assigns and transferees of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Events of Default

  An Event of Default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the Trust or any other person or entity.

  The Company is required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

Information Concerning the Institutional Trustee

  The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The holders of Preferred Securities are not required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action following a Declaration Event of Default.

Termination of the Guarantee

  The Guarantee will terminate as to the Preferred Securities upon (i) full payment of the Redemption Price of all Preferred Securities; (ii) distribution of the Convertible Debentures held by the Trust to the holders of the Preferred Securities; (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust; or (iv) distribution of Common Stock to the holders in respect of conversion of the holders' Preferred Securities into Common Stock. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sum paid under such Preferred Securities or the Guarantee.

Status of the Guarantee

  The Guarantee constitutes an unsecured obligation of the Company and ranks
(i) subordinate and junior to all other liabilities of the Company except any liabilities that may be pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock, if any, issued from time to time by the Company, including the Series A Preference Shares issued to Siemens Aktiengesellschaft ("Siemens") in connection with the Siemens Investment (as defined herein) and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to the Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee. See "Description of Capital Stock--Siemens Investment."

  The Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

Governing Law

  The Guarantee is governed by, and construed in accordance with, the internal laws of the State of New York.

   EFFECT OF OBLIGATIONS UNDER THE CONVERTIBLE DEBENTURES AND THE GUARANTEE

  As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, to invest the proceeds from such issuance and sale in the Convertible Debentures and to engage in only those other activities that are necessary or incidental to the issuance of the Trust Securities and investment in the Convertible Debentures.

  As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover Distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Indenture, the Company shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any, costs, expenses, debts and liabilities of the Trust other than with respect to the Trust Securities; and
(iv) the Declaration further provides that the Trustees will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of Distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Convertible Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay Distributions on the Preferred Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities from the time of its issuance but does not apply to any payment of Distributions unless and until the Trust has sufficient funds for the payment of such Distributions.

  The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the Preferred Securities.

  If the Company fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Voting Rights" and "--Book-Entry-Only Issuance--The Depository Trust Company," may direct the Institutional Trustee to enforce its rights under the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, to the fullest extent permitted by law, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

  The Company and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Guarantee--General."

                         DESCRIPTION OF CAPITAL STOCK

  As of March 8, 1999, there were outstanding an aggregate of 36,840,305 shares of Common Stock held of record by 857 stockholders, and 1 Series A Preference Share held of record by one stockholder.

Common Stock

  The Company is authorized to issue up to 75,000,000 shares of Common Stock, par value $.01 per share. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends if, as and when declared by the Board of Directors out of assets legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock and restrictions set forth in the Company's existing loan agreements and restrictions, if any, imposed by other indebtedness outstanding from time to time, including any new loan agreement that may be entered into after this Offering. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company remaining available after the satisfaction of all debts and other liabilities and the payment of the liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights, nor are they entitled to the benefits of any sinking fund provisions. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

Warrants

  Pursuant to a Warrant Agreement between NationsBank, N.A. ("NationsBank") and the Company dated October 30, 1997, as amended March 2, 1998 (the "Warrant Agreement"), in connection with that certain loan agreement dated as of October 30, 1997 by and among the Company and certain subsidiaries as borrowers, NationsBank as agent and lender, and the lenders party thereto from time to time (the "Loan Agreement"), the Company issued to NationsBank a warrant (the "NB Warrant") exercisable for 250,000 shares of Common Stock of the Company (the "Warrant Shares") at an exercise price of $23.125 per share. The Warrant Agreement and the NB Warrant expire on October 30, 2000. NationsBank may elect that the Warrant Shares be included in certain registration statements filed by the Company under the Securities Act and also has certain demand registration rights with respect to the Warrant Shares until October 30, 2002.

  In connection with the Company's June 1995 acquisition of VTI Hamlin OY ("VTI"), a Finnish company that designs and manufactures silicon capacitive micro-machined accelerometers and angular rate and differential and absolute pressure sensors, the Company issued to the former stockholders of VTI warrants to purchase an aggregate of 100,000 shares of Common Stock for a purchase price of $25.75 per share. These warrants are exercisable between July 1, 1998 and June 30, 2000. The Company granted certain demand and incidental registration rights with respect to the shares of Common Stock issuable upon the exercise of these warrants.

Preferred Stock

  The Company is authorized to issue up to 5,000,000 shares of Preferred Stock, par value $.001 per share. The Board of Directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue such shares of Preferred Stock in one or more series. Each such series of Preferred Stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors.

  The purpose of authorizing the Board of Directors to issue Preferred Stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of the Company. The Company has no present plans to issue any additional shares of Preferred Stock.

Siemens Investment

  Stock Purchase Agreement. On October 30, 1997, pursuant to a Stock Purchase Agreement dated October 14, 1997 (the "Stock Purchase Agreement") between the Company and Siemens Aktiengesellschaft ("Siemens"), Siemens acquired 4,883,227 Series A Preference Shares for an aggregate purchase price of $115.0 million (the "Siemens Investment"). Pursuant to the Stock Purchase Agreement, the Company made certain customary representations and warranties concerning its business, agreed to certain post-closing covenants, including an agreement to provide Siemens with substantially equivalent rights to those granted in the future to any stockholder acquiring an equal or smaller percentage of voting interest in the Company as Siemens, agreed to indemnify Siemens for breaches of representations and warranties for a period of up to 18 months, agreed to indemnify Siemens for breaches of covenants and granted Siemens certain anti-dilution rights. The indemnification obligations of the Company are subject to a $1.5 million deductible and a cap of $30.0 million.

  Series A Preference Shares. Each Series A Preference Share represents one one-thousandth ( 1/1000) of a share of 1997 Series A Convertible Non-Voting Preferred Stock of the Company and, subject to adjustment, is convertible into one share of Common Stock. Except for voting rights required by law, and except for the right to elect as a class one director of the Company during the period that begins on the date when any Series A Preference Shares are converted into Common Stock and ends on the date of the termination of the Stockholders Agreement (as defined below), the holders of shares of Series A Preference Shares have no voting rights. All other rights of the holders of Series A Preference Shares, including rights upon liquidation or dissolution of the Company, are identical to the rights of the holders of Common Stock and are shared ratably on an as-converted basis. On January 20, 1998, Siemens converted 4,883,226 of its Series A Preference Shares into 4,883,226 shares of Common Stock. As of the date of this Prospectus, Siemens is the record holder of one Series A Preference Share.

  Stockholders Agreement. In connection with the Siemens Investment, the Company entered into a Stockholders Agreement (the "Stockholders Agreement") with Siemens, Allen K. Breed, Johnnie Cordell Breed, AB, L.P. and JB, L.P. (collectively, the "Breed Holders"). See "Principal Stockholders." The Stockholders Agreement obligates the Breed Holders to vote their shares and take other necessary and appropriate corporate action to elect a designee of Siemens to the Board of Directors of the Company at any time the right of the holders of Series A Preference Shares to elect a member of the Board of Directors is not in effect and to ensure that the Siemens director is a member of the Audit Committee of the Board of Directors. The Stockholders Agreement also (i) grants Siemens rights of first offer for up to five years with respect to certain future issuances of Common Stock or securities convertible into Common Stock by the Company (subject to certain exceptions), (ii) allows Siemens to participate in certain sales of Common Stock by the Breed Holders,
(iii) grants the Company and the Breed Holders rights of first offer for up to three years with respect to any sales by Siemens or its affiliates (subject to certain exceptions), (iv) prohibits Siemens for three years from acquiring certain securities of the Company (subject to certain exceptions), (v) grants Siemens rights of first offer for up to three years with respect to transfers of certain securities by the Breed Holders (subject to certain exceptions) and
(vi) grants the Siemens director special consent rights with respect to certain business activities of the Company, including the conduct by the Company of any business in the field of electronic components for automotive safety restraint systems, other than through the joint venture the Company and Siemens agreed to form in December 1997 (the "Siemens Joint Venture") or as currently conducted by designated subsidiaries of the Company. The Stockholders Agreement terminates upon the earlier to occur of the date on which Siemens and certain of its affiliates first collectively beneficially own less than the number of shares of Common Stock issued or issuable pursuant to the conversion of the shares of Series A Preference Shares acquired by Siemens pursuant to the Stock Purchase Agreement or the delivery of a "First Make-Whole Notice" (as defined in the Make-Whole Agreement).


  Registration Rights Agreement. In connection with the Siemens Investment, the Company entered into a Registration Rights Agreement with Siemens (the "Siemens Registration Rights Agreement"). Pursuant to the Siemens Registration Rights Agreement, Siemens shall have the right, after June 1, 1998 and before the tenth anniversary of the date of the Siemens Registration Rights Agreement, to require the Company to file up to three registration statements under the Securities Act to register any shares of Common Stock or Series A Preference Shares owned by Siemens for sale to the public, subject to certain limitations. The Company is required to pay all expenses (other than discounts and commissions) in connection with such demand registrations. In addition, if the Company elects to register securities under the Securities Act for its account or for the account of other stockholders, Siemens shall have the right to register its shares under any such registration statement, subject to certain limitations.

Delaware Law and Certain Charter Provisions

  The Company is subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from consummating a "business combination," except under certain circumstances, with an "interested stockholder" for a period of three years after the date such person became an "interested stockholder" unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the corporation and certain shares held by employee stock plans); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. An "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns (or, within the prior three years, owned) 15% or more of a corporation's outstanding voting stock. A "business combination" includes mergers, asset sales and certain other transactions resulting in a financial benefit to an interested stockholder.

Transfer Agent and Registrar

  The transfer agent and registrar for the Company's Common Stock is First Chicago Trust Company of New York.

                     UNITED STATES FEDERAL INCOME TAXATION

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH HEREIN IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES AND COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

General

  In the opinion of King & Spalding, special tax counsel to the Company and the Trust ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences of the purchase, ownership, disposition and conversion of Preferred Securities and Common Stock. This summary does not deal with special classes of holders such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities or Common Stock as part of a straddle, hedge or conversion transaction, or as other than a capital asset. This summary also does not address tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities or Common Stock. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities or Common Stock. This summary and the opinion of Tax Counsel are based on the Code, United States Treasury Regulations thereunder ("Treasury Regulations") and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  As used herein, the term "U.S. Holder" means any beneficial owner of Preferred Securities or Common Stock that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state thereof, or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury Regulations), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons also will be U.S. Holders. As used herein, the term "Non-U.S. Holder" means a beneficial owner of Preferred Securities or Common Stock that is not a U.S. Holder.

Classification of the Convertible Debentures

  Tax Counsel has rendered an opinion to the effect that under current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Convertible Debentures to be held by the Trust are classified for United States federal income tax purposes as indebtedness of the Company. Such opinion is not binding on the Internal Revenue Service ("IRS") and, accordingly, no complete assurance can be given that the IRS will not challenge the classification of the Convertible Debentures as debt, or if the classification were challenged, that such a challenge would not be successful. The remainder of this discussion assumes that the Convertible Debentures are classified as indebtedness of the Company for United States federal income tax purposes.

Classification of the Trust

  Tax Counsel also has rendered its opinion to the effect that, under current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust is classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Because of the Trust's classification, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Debentures and, as discussed below, each holder will be required to include in gross income its allocable share of interest (or OID) paid or accrued on the Convertible Debentures.

Interest Income and Original Issue Discount

  Because the Company has the option, under the terms of the Convertible Debentures, to defer payments of interest by extending interest payment periods for up to 20 consecutive quarters, and the likelihood of the Company's exercise of this option is not remote, the Convertible Debentures were issued with OID. As a result, U.S. Holders of Preferred Securities will be required to include in income their allocable share of the interest income earned by the Trust from the Convertible Debentures on an economic accrual basis over the period of time the Preferred Securities (and underlying allocable share of the Convertible Debentures) are held, regardless of their method of accounting and whether interest has been paid on the Convertible Debentures or distributions are made on the Preferred Securities. The amount of OID that accrues in any taxable period will be approximately equal to the amount of stated interest payments called for under the terms of the Convertible Debentures. Actual distributions of stated interest will not be separately reported as taxable income. Any OID included in income will increase the U.S. Holder's tax basis in the Preferred Securities and the U.S. Holder's actual receipt of interest payments will reduce such basis.

  If the Company were to exercise its option to defer payments of stated interest on the Convertible Debentures, U.S. Holders of the Preferred Securities would continue to accrue OID income even though the Company would not be making any actual cash payments during the Extension Period.

  Because income on the Preferred Securities will constitute interest for federal income tax purposes, corporate U.S. Holders of Preferred Securities will not be entitled to a dividends received deduction with respect to any income recognized with respect to the Preferred Securities.

Acquisition Premium; Premium

  A U.S. Holder who purchases a Preferred Security will be considered to have purchased the underlying Convertible Debenture at an "acquisition premium" if such U.S. Holder's adjusted basis in the Preferred Security immediately after the purchase is (i) greater than the "adjusted issue price" of the underlying Convertible Debenture as of the purchase date and (ii) less than or equal to the sum of all amounts payable on the underlying Convertible Debenture after the purchase date. The "adjusted issue price" of a Convertible Debenture equals its issue price (i.e., the first price at which a substantial amount of the Convertible Debentures were sold, excluding sales to bond houses, brokers or other persons acting in the capacity of an underwriter or selling agent), plus the amount of OID allocable to all prior periods, and minus the amount of any prior payments on the Convertible Debenture. Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in its gross income for any taxable year (or portion thereof in which the U.S. Holder holds the Preferred Securities) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

  A U.S. Holder who purchases a Preferred Security will be considered to have purchased the underlying Convertible Debenture at a "premium" if such U.S. Holder's adjusted basis in the Preferred Security immediately after the purchase is greater than the sum of all amounts payable on the underlying Convertible Debenture after the purchase date. A U.S. Holder that purchases a Preferred Security at a "premium" will not include any OID in gross income.

Market Discount

  A U.S. Holder who purchases a Preferred Security will be considered to have purchased the underlying Convertible Debenture at a "market discount" if such U.S. Holder's adjusted basis in the Preferred Security immediately after the purchase is less than the adjusted issue price of the underlying Convertible Debenture as of the purchase date, unless such market discount is less than a specified de minimis amount (generally 1/4 of 1 percent of the adjusted issue price of the Convertible Debenture as of the purchase date multiplied by its weighted average maturity as of such date).

  Under the market discount rules, a U.S. Holder will be required to treat any gain realized on the sale, exchange, retirement or other disposition of the Preferred Securities as ordinary income to the extent of the lesser of (i) the amount of such realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on the underlying Convertible Debentures at the time of such disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Convertible Debentures, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election is irrevocable.

  A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry Preferred Securities with market discount until the maturity of the Convertible Debentures or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the Preferred Securities were held by the taxpayer. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Preferred Securities and the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

Receipt of Convertible Debentures or Cash upon Liquidation of the Trust

  Under certain circumstances, as described under the caption "Description of the Preferred Securities--Special Event Redemption or Distribution," the Convertible Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Convertible Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder.

  Under certain circumstances described under "Description of the Preferred Securities--Special Event Redemption or Distribution," the Convertible Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Such a redemption of the Convertible Debentures would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."

Sales of Preferred Securities

  A U.S. Holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. For purposes of determining gain or loss, a U.S. Holder's adjusted tax basis in Preferred Securities generally will equal the cost of the Preferred Securities to such Holder, increased by any OID included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income), and decreased by the amount of any payment received with respect to such Preferred Securities. Subject to the discussion below about accrued and unpaid interest, such gain or loss generally will be a capital gain or loss. In the case of a U.S. Holder that is treated as an individual or as an estate or trust, the tax rate applicable to such a capital gain will depend, among other things, upon the U.S. Holder's holding period for the Preferred Securities that are sold.

  The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. A U.S. Holder who disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., OID) and to add such amount to his or her adjusted tax basis in his or her pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the U.S. Holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a U.S. Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Conversion of Preferred Securities

  A U.S. Holder generally will not recognize income, gain or loss upon the conversion of its Preferred Securities into Common Stock, except to the extent of ordinary income recognized with respect to accrued and unpaid interest on the Convertible Debentures at that time. A U.S. Holder also will recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less the U.S. Holder's tax basis in such fractional share. A U.S. Holder's tax basis in the Common Stock received upon exchange and conversion should generally be equal to the U.S. Holder's tax basis in the Preferred Securities exchanged, less the basis allocated to any fractional share for which cash is received. Such U.S. Holder's holding period in the Common Stock received upon exchange and conversion should generally begin on the date the holder acquired the Preferred Securities exchanged.

Dividends

  The amount of any distribution by the Company in respect of the Common Stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of the Company's current or accumulated earnings and profits, then as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Stock and thereafter as gain from the sale of exchange of such stock.

  In general, a dividend distribution to a corporate U.S. Holder will qualify for the 70% dividends received deduction if the U.S. Holder owns less than 20% of the voting power and value of the Company's stock (other than any non-voting, non-convertible, non-participating preferred stock). A corporate U.S. Holder that owns 20% or more of the voting power and value of the Company's stock (other than any non-voting, non-convertible, non-participating preferred stock) generally will qualify for an 80% dividends received deduction. The dividends received deduction is subject, however, to certain holding period, taxable income and other limitations.

Sale of Common Stock

  Upon the sale or exchange of Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) such U.S. Holder's adjusted tax basis in the Common Stock. In the case of a U.S. Holder other than a corporation, the tax rate applicable to such a capital gain will depend, among other things, upon the U.S. Holder's holding period for the Common Stock that is sold. A U.S. Holder's basis and holding period in Common Stock received upon conversion of the Preferred Securities are determined as discussed above under "--Conversion of Preferred Securities."

Adjustment of Conversion Price

  Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from the Company in the event the conversion ratio of the Convertible Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Common Stock into or for which the Convertible Debentures are convertible or exchangeable) of the holders of the Preferred Securities in the assets or earnings and profits of the Company were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to U.S. Holders to the extent of the current or accumulated earnings and profits of the Company. U.S. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

Information Reporting and Backup Withholding

  In general, information reporting requirements will apply to income earned on Preferred Securities, payments of dividends on Common Stock, and payments of the proceeds of the sale of Preferred Securities or Common Stock. Such income and payment of proceeds may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification and certification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS on a timely basis.

Non-U.S. Holders

  The rules governing United States federal income taxation of a beneficial owner of Preferred Securities or Common Stock that, for United States federal income tax purposes, is a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. NON-U.S. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE PREFERRED SECURITIES AND COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

 Payment of Interest

  Generally, interest income (or OID) of a Non-U.S. Holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). However, OID earned on the Convertible Debentures by a Non-U.S. Holder will qualify for the "portfolio interest exemption" and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the Non-U.S. Holder and provided that (i) the Non-U.S. Holder does not actually or constructively own (pursuant to the conversion feature of the Preferred Securities or otherwise) 10% or more of the combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation related to the Company actually or constructively through stock ownership, and (iii) either (a) the Non-U.S. Holder provides a Form W-8 (or a suitable substitute form including Form W-8 BEN) signed under penalties of perjury that includes its name and address and certifies as to its Non-U.S. status, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business provides a statement to the Company or its agent under penalties of perjury in which it certifies that a Form W-8 (or a suitable substitute including Form W-8 BEN) has been received by it from the Non-U.S. Holder or qualifying intermediary and furnishes the Company or its agent with a copy thereof.

  New Treasury Regulations, which provide alternative methods for satisfying the certification requirements described in clause (iii) above, will be effective for payments made after December 31, 1999, subject to certain transition rules. Non-U.S. Holders should consult their own tax advisors about these new rules.

  Except to the extent that an applicable treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest (or OID) if the interest (or OID) income is effectively connected with a United States trade or business of the Non-U.S. Holder. Effectively connected interest (or OID) received or accrued by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). Even though such effectively connected interest (or OID) is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form 4224 (or its successor, Form W-8ECI) to the payor.


 Sale, Exchange or Redemption of Preferred Securities

  A Non-U.S. Holder of Preferred Securities generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange or redemption of the Preferred Securities (including the receipt of cash in lieu of fractional shares upon conversion of Preferred Securities into Common Stock) unless (1) the gain is effectively connected with a United States trade or business of the Non-U.S. Holder, (2) in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States, or (3) the holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

 Conversion of the Preferred Securities

  In general, no United States federal income tax or withholding tax will be imposed upon the conversion of Preferred Securities into Common Stock by a Non-U.S. Holder except with respect to the receipt of cash in lieu of fractional shares by Non-U.S. Holders upon conversion of Preferred Securities where one of the conditions described above under "--Sale, Exchange or Redemption of Preferred Securities" is satisfied.

 Sale or Exchange of Common Stock

  A Non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of Common Stock unless one of the conditions described above under "--Sale, Exchange or Redemption of Preferred Securities" is satisfied.

 Dividends

  Distributions by the Company with respect to the Common Stock that are treated as dividends paid (or deemed paid), as described above under "-- Dividends" to a Non-U.S. Holder (excluding dividends that are effectively connected with the conduct of a trade or business in the United States by such holder and are taxable as described below) will be subject to United States federal withholding tax at a 30% rate (or a lower rate provided under any applicable tax treaty). Except to the extent that an applicable tax treaty otherwise provides, a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable tax treaty. Even though such effectively connected dividends are subject to income tax, and may be subject to the branch profits tax, they will not be subject to U.S. withholding tax if the holder delivers a properly executed IRS Form 4224 (or its successor, Form W-8ECI) to the payor.

  Under current Treasury Regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Under new Treasury Regulations, however, Non-U.S. Holders of Common Stock who wish to claim the benefit of an applicable treaty rate will be required to satisfy certain certification requirements. The new Treasury Regulations are effective for payments made after December 31, 1999.

 Death of a Non-U.S. Holder

  Preferred Securities held by an individual who is not a citizen or resident of the United States at the time of death will not be includable in the decedent's gross estate for United States federal estate tax purposes, provided that such holder or beneficial owner did not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of stock of the Company entitled to vote, and provided that, at the time of death, payments with respect to such Preferred Securities would not have been effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States.

  Common Stock actually or beneficially held (other than through a foreign corporation) by a Non-U.S. Holder at the time of his or her death (or previously transferred subject to certain retained rights or powers) will be subject to United States federal estate tax unless otherwise provided by an applicable estate tax treaty.

 Information Reporting and Backup Withholding Tax

  United States information reporting requirements and backup withholding tax will not apply to payments on Preferred Securities to a Non-U.S. Holder if the statement described in "--Payment of Interest" is duly provided by such holder, provided that the payor does not have actual knowledge that the holder is a United States person.

  Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of Preferred Securities, or any payment of the proceeds of the sale of Common Stock effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (iii) is a controlled foreign corporation for United States federal income tax purposes. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or
(iii) of the preceding sentence will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the Preferred Securities provides the statement described in "--Payment of Interest" or otherwise establishes an exemption.

  If paid to an address outside the United States, dividends on Common Stock held by a Non-U.S. Holder generally will not be subject to the information reporting and backup withholding requirements described in this section. However, under new Treasury Regulations, dividend payments will be subject to information reporting and backup withholding unless applicable certification requirements are satisfied. These new Treasury Regulations apply to dividend payments made after December 31, 1999.

 United States Real Property Holding Corporations

  The discussion of the United States taxation of Non-U.S. Holders of Preferred Securities and Common Stock assumes that the Company is at no time a United States real property holding corporation within the meaning of Section 897(c) of the Code. If the Company were a United States real property holding corporation, gain realized on the sale of the Common Stock by a Non-U.S. Holder who owns 5 percent or more of the Common Stock, or gain realized on the sale of Preferred Securities by a Non-U.S. Holder whose Preferred Securities have a value greater than 5 percent of the Common Stock on the date the Preferred Securities are acquired, generally would be subject to United States federal income tax. Under present law, the Company would not be a United States real property holding corporation so long as (a) the fair market value of its United States real property interests is less than (b) 50% of the sum of the fair market value of its United States real property interests, its interests in real property located outside the United States, and its other assets which are used or held or use in a trade or business. The Company believes that it is not, and has not been at any time during the last five years, a United States real property holding corporation and does not expect to become such a corporation.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE PREFERRED SECURITIES AND THE COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS WITH POSSIBLE RETROACTIVE EFFECTS.

                                SELLING HOLDERS

  The Convertible Preferred Securities were originally issued by the Trust and sold by Prudential Securities Incorporated and Furman Selz LLC (the "Initial Purchasers") in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A of the Securities
Act), or outside the United States to Non-U.S. persons in reliance on Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Preferred Securities, the Convertible Debentures, the Common Stock issued upon conversion of the Preferred Securities and the associated Guarantee. The term "Selling Holder" includes the holders listed below and the beneficial owners of the Preferred Securities and their transferees, pledgees, donees or other successors.

  The Offered Securities have been registered pursuant to the Registration Rights Agreement which provides that the Company use its best efforts to keep the Registration Statement effective until two years after the Original Offering Date or such earlier date as of which all the Transfer Restricted Securities have been sold pursuant to the Registration Statement.

  The following table sets forth information, as of February 2, 1999, with respect to the Selling Holders the respective number of Preferred Securities beneficially owned by each Selling Holder and the Common Stock issuable upon conversion thereof that may be offered pursuant to this Prospectus. Such information has been obtained from the Selling Holders. Except as otherwise indicated, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their securities.

                                                         Preferred   Preferred
                                                         Securities  Securities
                                                        Beneficially  Offered
Selling Holder                                             Owned       Hereby
--------------                                          ------------ ----------
AAM/Zazove Institutional Income Fund, L.P..............     74,200      74,200
ABN-AMRO Incorporated..................................          1           1
Aliant Communications Small Cap........................      3,000       3,000
American Home Assurance Company........................     60,000      60,000
American Investors Life Insurance Company, Inc. .......    100,000     100,000
Amerus--Converts.......................................     35,000      35,000
Armco Small Cap........................................      5,500       5,500
Brahma--Converts.......................................     11,500      11,500
The Budd Company Small Cap.............................      5,600       5,600
Capital Arbitrage Fund.................................     84,400      84,400
Century National Insurance Company.....................     21,000      21,000
Chrysler Insurance Company--Total Return...............        600         600
The Cincinnati Insurance Company.......................    170,000     170,000
The Cincinnati Life Insurance Company..................    100,000     100,000
ConAgra................................................     19,800      19,800
Consolidated Edison....................................     45,000      45,000
Deephaven Market Neutral Trading Limited...............     74,293      74,293
Deephaven Market Neutral Trading L.P. .................     60,807      60,807

                                                        Preferred   Preferred
                                                        Securities  Securities
                                                       Beneficially  Offered
Selling Holder                                            Owned       Hereby
--------------                                         ------------ ----------
Deephaven Opportunity Trading Fund L.P. ..............     62,500      62,500
Deeprock & Co.........................................     18,000      18,000
Deutsche Bank A.G. ...................................    744,599     744,599
Diversified Arbitrage Fund............................     18,300      18,300
Donaldson, Lufkin & Jenrette Securities...............      9,000       9,000
Employers Reinsurance Corp. ..........................     70,000      70,000
Financial Benefit Life-Converts.......................     10,000      10,000
First Mercury Insurance Company--Total Return.........      1,000       1,000
General Motors Investment Management Corp. ...........    375,000     375,000
General Motors Employees Domestic Group Pension
 Trust................................................     35,000      35,000
General Motors GRAA...................................     42,000      42,000
Georgia Pacific Small Cap.............................     25,600      25,600
Goldman, Sachs & Co. .................................    204,600     204,600
Harris Insight Funds, Inc. ...........................     15,000      15,000
Health Midwest Corporate Pool.........................     10,600      10,600
Health Midwest Erisa Pool.............................      3,800       3,800
Heartland Value Plus Fund, a series of Heartland
 Group, Inc. .........................................    115,000     115,000
Highbridge International LLC..........................    112,800     112,800
Houston Municipal Employees Pension Small Cap.........     50,900      50,900
The Income Fund of America, Inc. .....................    500,000     500,000
Ingersoll-Rand........................................     28,000      28,000
J.L. Schiffman & Co., Inc. ...........................     54,000      54,000
J.P. Morgan & Co., Inc. ..............................    120,000     120,000
JNL Balanced Fund.....................................        400         400
KA Investments LDC....................................    115,000     115,000
Masonic Homes Endowment...............................     17,000      17,000
Masonic Homes General Fund............................     24,000      24,000
Monumental Life Insurance Company--Stock TRAC
 (TEAMSTERS I)........................................     24,000      24,000
Monumental Life Insurance Company
 (Teamsters--Camden Non-Enhanced).....................     24,000      24,000
Morgan Stanley Dean Witter Variable Income Builder
 Fund.................................................     12,000      12,000
Morgan Stanley Dean Witter Income Builder Fund........     94,000      94,000
Morgan Stanley Dean Witter Convertible Securities
 Trust................................................    120,000     120,000
Motors Insurance Corp. ...............................     70,000      70,000
National Union Fire Insurance Company of Pittsburgh...     78,200      78,200
Nationwide Balanced Fund..............................      2,500       2,500
NCR Pension Trust.....................................     35,900      35,900
NFL Reciprocal Trust..................................      6,500       6,500
Qualex Small Cap......................................      6,400       6,400
Regence Blue Cross/Blue Shield of Washington..........     11,600      11,600
Regence Blue Cross/Blue Shield of Utah................      2,200       2,200
Regence Blue Cross/Blue Shield of Oregon..............      7,000       7,000
Regence Blue Cross/Blue Shield of Idaho...............      4,200       4,200
Reliastar Capital Fund................................      1,700       1,700

                                                         Preferred   Preferred
                                                         Securities  Securities
                                                        Beneficially  Offered
Selling Holder                                             Owned       Hereby
--------------                                          ------------ ----------
Salomon Brothers Variable Total Return Fund............        400         400
Salomon Brothers Variable Capital Fund.................      2,700       2,700
Salomon Brothers Total Return Fund.....................     20,000      20,000
Salomon Brothers Fund..................................    100,000     100,000
Salomon Brothers Capital Fund..........................    160,000     160,000
San Joaquin County Employees Retirement Association....     48,400      48,400
SMALLCAP World Fund, Inc. .............................    125,000     125,000
SoundShore Holdings Ltd. ..............................     26,000      26,000
SoundShore Opportunity Holdings Fund Ltd. .............     10,000      10,000
SPX Corporation Master.................................     21,600      21,600
Third Avenue High Yield Fund...........................      7,000       7,000
TQA Arbitrage Fund, L.P. ..............................     10,000      10,000
Tribeca Investments LLC................................    225,000     225,000
Westfield Life Insurance Company.......................      7,000       7,000
The Zazove Convertible Fund, L.P. .....................     30,000      30,000
Any Other Holder of Preferred Securities
 or Future Transferee from any such Holder.............     53,900      53,900
                                                         ---------   ---------
    Total..............................................  5,000,000   5,000,000
                                                         =========   =========

  None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Preferred Securities, the Convertible Debentures or the Common Stock issuable upon conversion of the Preferred Securities, no estimate can be given as to the amount of the Preferred Securities, Convertible Debentures or Common Stock issuable upon conversion of Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Preferred Securities since the date on which they provided the information regarding their Preferred Securities included herein in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

                             PLAN OF DISTRIBUTION

  The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

  The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing and exercise of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed, which will set forth the names of the Selling Holders, aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed to paid broker/dealers.

  To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

  The Selling Holders will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

  Pursuant to the Registration Rights Agreement, the Company shall pay all expenses of the registration of the Offered Securities including, without limitation, all registration and filing fees and expenses and fees and expenses of compliance with federal securities or state blue sky laws; provided, however, that the Selling Holders will pay all broker's commissions and underwriting discounts and commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act or otherwise, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act or otherwise, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Convertible Debentures, the Guarantee and the Common Stock issuable upon the conversion of the Preferred Securities will be passed upon for the Company by King & Spalding. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust. Certain United States income taxation matters have been passed upon for the Company and the Trust by King & Spalding.

                                    EXPERTS

  The consolidated financial statements of Breed Technologies, Inc. and subsidiaries at June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998, appearing in the Company's Annual Report on Form 10-K/A for the year ended June 30, 1998 and incorporated by reference elsewhere herein have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon incorporated by reference herein which, as to 1997, is based in part on the report of KPMG S.p.A., independent auditors. The financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

  The combined financial statements of Safety Restraint Systems, a division of AlliedSignal Inc., as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus from the Company's Current Report on Form 8-K/A filed on January 13, 1998 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Safety Restraint Systems' transactions and relationships with AlliedSignal Inc.) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               $250,000,000

                             BTI Capital Trust

                     5,000,000 6.50% Convertible Trust

                           Preferred Securities

     (Liquidation amount $50 per Convertible Trust Preferred Security)

             guaranteed to the extent set forth herein by, and

                     convertible into Common Stock of,

                         BREED Technologies, Inc.

                         ----------------------------

                                Prospectus

                         ----------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee................... $ 73,750
Legal fees and expenses...............................................  125,000
Accounting fees and expenses..........................................   50,000
Printing and engraving expenses.......................................   75,000
Miscellaneous expenses................................................   11,250
                                                                       --------
  Total............................................................... $335,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

  Pursuant to Article 8 of the of the Company's Second Restated Certificate of Incorporation (the "Restated Certificate"), the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the Company's request, in a similar capacity with another enterprise. The Company will indemnify such officers and directors in an action by or in the right of the Company to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the Company. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the Company must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

  In the event that the Company does not assume the defense of any action, suit or proceeding, the Company will, in advance of the final disposition of any such action, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by Article 8 of the Restated Certificate.

  The indemnification provided by the Restated Certificate is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any law, agreement, vote or otherwise, and inures to the benefit of the estate, heirs, executors and administrators of the officer or director.

  The Company is authorized to enter into agreements with its officers and directors providing indemnification rights different from those provided in the Restated Certificate, and may grant indemnification rights to other employees or agents of, or other persons serving, the Company. The Company is also permitted to purchase directors' and officers' liability insurance.
Article 8 of the Restated Certificate also provides that if the Delaware General Corporation Law is amended after the adoption of the Restated Certificate, the Company will indemnify its officers and directors to the fullest extent permitted by applicable law in effect from time to time.

  The foregoing statements are subject to the detailed provisions of Article 8 of the Restated Certificate.

  The Declaration of Trust of BTI Capital Trust, filed as Exhibit 4.2 to this Registration Statement, limits the liability of the Trustee to the Trust and certain persons and provides for the indemnification by the Trust or the Company of the Trustees, their officers, directors and employees and certain other persons.

Item 16. Exhibits

 Exhibit
 Number                          Description of Exhibits
 -------                         -----------------------
 2.1     -- Stock Purchase Agreement--MOMO S.p.A. and G. Holding S.r.l., dated
           March 29, 1996, and Stock Purchase Agreement--LANEBROOK LTD., dated
           March 29, 1996 (incorporated herein by reference to Exhibits 2.1 and
           2.2 to the Company's Current Report on Form 8-K/A filed on June 28,
           1996).
 2.2     -- Master Agreement, dated July 1, 1996, related to the "Gallino
           Group" acquisition (incorporated herein by reference to Exhibit 2.5 to the Company's Annual Report on Form 10-K filed on September 29,
           1997).
 2.3     -- Amended and Restated Purchase Agreement, dated as of October 25,
           1996, among UT Automotive, Inc., United Technologies Automotive
           Systems, Inc., United Technologies Automotive Systems de Mexico A.A.
           de C.V., IPCO, Inc. and Breed Technologies, Inc. (incorporated herein by reference to Exhibit 2 to the Company's Current Report on
           Form 8-K/A filed on March 25, 1997).
 2.4     -- Stock Purchase Agreement, dated January 3, 1997, as amended
           February 25, 1997, between the Company and BTI Investments, Inc.
           (incorporated herein by reference to Exhibit 2 to the Company's
           Current Report on Form 8-K filed on March 10, 1997).
 2.5     -- Asset Purchase Agreement, dated as of August 27, 1997, among
           AlliedSignal Inc. (and certain subsidiaries identified in the
           Agreement) and the Company (and certain subsidiaries identified in the Agreement) (incorporated herein by reference to Exhibit 2 to the
           Company's Current Report on Form 8-K filed on November 14, 1997).
 2.6     -- Amendment, dated October 3, 1997, to the Asset Purchase Agreement, dated as of August 27, 1997, by and between AlliedSignal Inc., a
           Delaware corporation, the Company and the other parties thereto
           (incorporated herein by reference to Exhibit 2 to the Company's
           Current Report on Form 8-K filed on November 14, 1997).
  4.1*   -- Amended and Restated Declaration of Trust dated as of November 25,
           1997 between Breed Technologies, Inc., as Sponsor, Wilmington Trust
           Company, as Delaware Trustee and Institutional Trustee, and Charles
           J. Speranzella, Jr., Fred J. Musone, and Frank J. Gnisci, as Regular
           Trustees.
  4.2*   -- Indenture dated as of November 25, 1997 between Breed Technologies,
           Inc. and Wilmington Trust Company, as Indenture Trustee.
  4.3*   -- Form of Preferred Security.
  4.4*   -- Form of Convertible Debentures.
  4.5*   -- Common Securities Guarantee Agreement dated as of November 25, 1997 by Breed Technologies, Inc., as Guarantor.
  4.6*   -- Preferred Securities Guarantee Agreement dated as of November 25,
           1997 between Breed Technologies, Inc., as Guarantor, and Wilmington
           Trust Company, as Preferred Guarantee Trustee.
  4.7*   -- Amendment No. 1 to Warrant Agreement dated March 2, 1998 between
           Breed Technologies, Inc. and NationsBank, N.A.
  4.8*   -- Indenture dated as of April 28, 1998, among Breed Technologies,
           Inc., the Subsidiary Guarantors named therein and IBJ Schroder Bank
           & Trust Company, as Trustee.
  4.9*   -- Amended and Restated Credit Agreement dated as of April 28, 1998, by and among Breed Technologies, Inc., certain subsidiaries of Breed
           Technologies, Inc. designated as Borrowers therein, NationsBank,
           National Association and certain other financial institutions named therein as Lenders, and NationsBank, National Association, as Agent
           for the Lenders.
  4.10*  --Registration Rights Agreement dated November 25, 1997 by and among
           Breed Technologies, Inc., BTI Capital Trust, and Prudential
           Securities Incorporated and Furman Selz LLC.

 Exhibit
 Number                       Description of Exhibits
 -------                      -----------------------
  4.11   -- Specimen Certificate of Common Stock of the Company
           (incorporated herein by reference to Exhibit 4.1 to the
           Company's Registration Statement on Form S-1 (File No. 33-
           51868)).
  4.12   -- Registration Rights Agreement, dated April 28, 1998, among the Company, NationsBanc Montgomery Securities, LLC and
           Prudential Securities Incorporated (incorporated herein by reference to Exhibit 4.4 to the Company's Registration
           Statement on Form S-4 (File No. 333-57671)).
   5.1*  -- Opinion of King & Spalding as to the legality of the
           Convertible Debentures, the Breed Technologies, Inc. Common
           Stock issuable on the conversion of the Preferred Securities and the Preferred Securities Guarantee (including the Consent of such Counsel).
   5.2*  -- Opinion of Richards, Layton & Finger, P.A. as to the legality of the Preferred Securities to be issued by BTI Capital Trust
           (including the consent of such Counsel).
   8.1   -- Tax Opinion of King & Spalding.
  12.1   -- Computation of the Ratio of Earnings to Fixed Charges.
  12.2   -- Computation of the Ratio of Earnings to Combined Fixed
           Charges and Preferred Stock Dividends.
  23.1   -- Consent of Ernst & Young LLP.
  23.2*  -- Consent of PricewaterhouseCoopers LLP.
  23.3   -- Consent of KPMG S.p.A.
  23.5*  -- Consent of King & Spalding (included in Exhibit 5.1).
  23.6*  -- Consent of Richards, Layton & Finger, P.A. (included in
           Exhibit 5.2).
  23.7   -- Consent of King & Spalding (included in Exhibit 8.1).
  24.1*  -- Power of Attorney (previously filed with signature pages to the Registration Statement).
  25.1*  -- Statement of Eligibility of Indenture Trustee under the
           Indenture.
  25.2*  -- Statement of Eligibility of Institutional Trustee under the
           Amended and Restated Declaration of Trust of BTI Capital
           Trust.
  25.3*  -- Statement of Eligibility of Preferred Guarantee Trustee under the Preferred Securities Guarantee of Breed Technologies, Inc.
           for the benefit of the holders of Preferred Securities of BTI
           Capital Trust.

--------

* Previously filed

Item 17. Undertakings

  Each of the undersigned registrants (the "Registrants") hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by any Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of any Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on March 8, 1999.

                                          BREED TECHNOLOGIES, INC.

                                          By:

                                              /s/ Johnnie Cordell Breed
                                             __________________________________
                                                   Johnnie Cordell Breed
                                              Chairman of the Board and Chief
                                                     Executive Officer

                                          BTI CAPITAL TRUST


                                          By:

                                              /s/ Charles J. Speranzella, Jr.

                                             __________________________________
                                                Charles J. Speranzella, Jr.
                                                      Regular Trustee


                                          By:

                                                 /s/ Robert M. Rapone
                                             __________________________________

                                                   Robert M. Rapone
                                                      Regular Trustee


                                          By:
                                                  /s/ Stuart D. Boyd
                                             __________________________________

                                                    Stuart D. Boyd

                                                   Regular Trustee

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities with Breed Technologies, Inc. and on the date indicated.


             Signature                       Title                 Date

                 *                    Chairman of the
------------------------------------   Board and Chief        March 8, 1999
       Johnnie Cordell Breed           Executive Officer

                 *                    Vice Chairman and
------------------------------------   Director               March 8, 1999
    Charles J. Speranzella, Jr.

                 *                    President, Chief
------------------------------------   Operating Officer      March 8, 1999
           Fred J. Musone              and Director

                 *
------------------------------------  Chief Financial         March 8, 1999
                                       Officer
       Jack F. Gallagher

                 *                    Director
------------------------------------                          March 8, 1999
          Larry W. McCurdy

                 *                    Director
------------------------------------                          March 8, 1999
          Robert W. Shower

                 *                    Director
------------------------------------                          March 8, 1999
           Alberto Negro

                 *                    Director
------------------------------------                          March 8, 1999
      Dr.-Ing. Franz Wressnigg

*By:
     /s/ Lizanne Guptill
   ________________________________

        Lizanne Guptill
          Attorney-in-Fact

                                      II-6